AGREEMENT AND PLAN OF MERGER


     This is an Agreement and Plan of Merger (this "Agreement") dated as of July 8, 2003, among (a) Bourbon Bancshares, Inc., a Kentucky corporation ("Bourbon"),
(b) Bourbon Acquisition Corp., a Delaware corporation which is wholly owned by Bourbon ("Merger Subsidiary"), and (c) Kentucky First Bancorp, Inc., a Delaware corporation ("Kentucky First"). First Federal Savings Bank, Cynthiana, Kentucky, a federally chartered savings bank (the "Bank"), joins in this Agreement for the limited purposes set forth in Sections 5.08, 5.10(g), 5.11 and 8.09.

                                    RECITALS
                                    --------

     The parties desire that Merger Subsidiary be merged into Kentucky First (said transaction being hereinafter referred to as the "Merger") and the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby. As a condition and inducement to Bourbon's willingness to enter into the Agreement, each Management Stockholder (as defined below) is entering into an agreement, concurrently with the execution of this Agreement, in the form of Annex A hereto (collectively the "Voting Agreements") pursuant to which each
-------
Management Stockholder has agreed, among other things, to vote the Management Stockholder's shares of Kentucky First Common Stock (as defined below) in favor of this Agreement. As further inducement to Bourbon's willingness to enter into the Agreement, Betty Long is entering into an agreement, concurrently with the execution of this Agreement, in the form of Annex B hereto pursuant to which she
                                            -------
has agreed, among other things, to terminate her employment and retirement agreements with the Bank and Kentucky First effective at the Effective Time (as defined below).

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    SECTION 1
                                    ---------

                                   DEFINITIONS
                                   -----------

     When used herein, the capitalized terms set forth below shall have the following meanings:

     "Acquisition Proposal" means any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to stockholders of Kentucky First) with respect to a merger, share exchange, acquisition, consolidation or other similar transaction involving, or any purchase of all or at least 10% of the assets or capital stock of, Kentucky First or the Bank.

     "Bank Holding Company Act" shall mean the Bank Holding Company Act of 1956, as amended.

     "Bourbon Entity" shall mean Bourbon or any Subsidiary of Bourbon.

     "Business Day" shall mean all days other than Saturdays, Sundays and Federal Reserve holidays.

     "CERCLA" shall mean the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq.

     "Certificate of Merger" shall mean the Certificate of Merger required to be filed with the office of the Secretary of State of the State of Delaware to consummate the Merger, as provided in the DGCL.

     "Claims" shall mean all claims of any kind or actions, suits, proceedings, arbitrations or investigations asserted by or against either Kentucky First or the Kentucky First Subsidiaries, whether actual or to the knowledge of Kentucky First, threatened, against or affecting Kentucky First Common Stock, the common capital stock of the Kentucky First Subsidiaries or Kentucky First's or the Kentucky First Subsidiaries' business, prospects, conditions (financial or otherwise) or assets or against any officer, director or employee of Kentucky First or the Kentucky First Subsidiaries (where such Claims against any officer, director or employee of Kentucky First or the Kentucky First Subsidiaries arise or might arise in connection with actions taken or omitted or alleged to have been taken or omitted by such officer, director or employee in his or her capacity as an officer, director or employee).

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" shall mean the Securities and Exchange Commission.

     "CRA" shall mean the Community Reinvestment Act of 1977, as amended.

     "DGCL" shall mean the Delaware General Corporation Law, as amended.

     "Disclosed"   shall  mean  disclosed  in  the  Kentucky  First   Disclosure
Memorandum, referencing the Section number herein pursuant to which such disclosure is being made.

     "Employee Benefit Plan(s)" shall have the meaning ascribed to it in Section 3(3) of ERISA, and the regulations promulgated thereunder.

     "Employee Pension Benefit Plan(s)" shall have the meaning ascribed to it in
Section 3(2) of ERISA.

     "Environmental Claim" means any notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup or remediation costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based upon, or resulting from a violation of the Environmental Laws or the presence or release into the environment of any Hazardous Substances.

     "Environmental Laws" means all applicable federal, state and local laws and regulations, as amended, relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over and including common law in respect of, pollution or protection of the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other laws and regulations relating to emissions, discharges, releases, or threatened releases of any Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Substances.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

     "ESOP" shall mean the Kentucky First Bancorp, Inc. Employee Stock Ownership Plan.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

     "Financial Advisor" shall mean Trident Securities, a division of McDonald Investments, Inc.

     "GAAP" shall mean generally accepted accounting principles in the United States as recognized by the American Institute of Certified Public Accountants, as in effect from time to time, consistently applied and maintained on a consistent basis.

     "Hazardous Substances" means any substance or material (i) identified in CERCLA; (ii) determined to be toxic, a pollutant or a contaminant under any applicable federal, state or local statutes, law, ordinance, rule or regulation, including but not limited to petroleum products; (iii) asbestos; (iv) radon; (v) poly-chlorinated biphiphenyls and (vi) such other materials, substances or waste which are otherwise dangerous, hazardous, harmful to human health or the environment.

     "IRS" shall mean the Internal Revenue Service.

     "Kentucky First 401(k) Plan" shall mean the First Federal Savings & Loan Association Thrift 401(k) Profit Sharing Plan.

     "Kentucky First Board" shall mean the Board of Directors of Kentucky First.

     "Kentucky First Common Stock" shall mean the shares of voting common stock, $.01 par value, of Kentucky First.

     "Kentucky First Disclosure Memorandum" shall mean the written memorandum (with attachments), dated as of the date of this Agreement and delivered not later than the date of execution of this Agreement by Kentucky First to Bourbon, and describing in reasonable detail the matters contained therein. Each disclosure made therein shall specifically reference each Section of this Agreement under which such disclosure is made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section of this Agreement in the Kentucky First Disclosure Memorandum unless specifically so referenced.

     "Kentucky First Financial Statements" shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of Kentucky First as of June 30, 2002, 2001 and 2000, with year-to-date information through March 31, 2003, and the related consolidated statements of income, stockholders' equity and cash flows (including related notes and schedules, if any) for each of the three years ended June 30, 2002, 2001 and 2000, with year-to-date information through March 31, 2003, as filed by Kentucky First in Securities Documents, (ii) the consolidated statements of financial condition of Kentucky First (including related notes and schedules, if any) and the related consolidated statements of income, stockholders' equity and cash flows (including related notes and schedules, if any) included in Securities Documents filed by Kentucky First with respect to periods ended subsequent to March 31, 2003, and (iii) the Kentucky First Monthly Financial Statements.

     "Kentucky First Monthly Financial Statements" shall mean such monthly financial information as is customarily furnished to directors at Kentucky First's monthly board meetings.

     "Kentucky First Subsidiaries" shall mean the Bank and its Subsidiaries, including Cynthiana Service Corporation, and any and all other Subsidiaries of Kentucky First as of the date hereof.

     "Management  Stockholders" shall mean the Persons listed on Annex C to this
                                                                 -------
Agreement.

     "Material Adverse Effect" shall mean, with respect to any party, any change, circumstance, development, condition, or occurrence or effect which, individually or in the aggregate with all other changes, circumstances, developments, conditions, occurrences, and effects (including all breaches of a representation or warranty set forth in this Agreement), or occurrence has, or would be reasonably likely to have, a material adverse effect on (a) the business, business prospects, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, or (b) such party's ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby; provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect on the referenced party the primary cause of which is (i) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (ii) any change in GAAP or regulatory accounting requirements applicable to financial institutions or their holding companies generally, (iii) changes in conditions, including interest rates, in the banking industry or in the global or United States economy or financial markets; with respect to clauses (i), (ii) or (iii), to the extent that such a change does not materially affect the referenced party to a materially different extent than other similarly situated banking organizations, and (iv) any action or omission of the referenced party or any of its Subsidiaries taken with the prior written consent of the other party to this Agreement in contemplation of the Merger.

     "Merger Consideration" shall mean cash in the amount of $23.25 to be exchanged for each share of Kentucky First Common Stock issued and outstanding as of the Effective Time.

     "OTS" shall mean the Office of Thrift Supervision.

     "Person" shall mean any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other entity or group of any of the foregoing acting in concert.

     "Proxy Statement" shall mean the proxy statement, together with any supplements thereto, to be sent to stockholders of Kentucky First to solicit their votes in connection with a proposal to approve this Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Documents" shall mean all reports, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws, including but not limited to periodic and other reports filed pursuant to Section 13 of the Exchange Act.

     "Securities Laws" shall mean: the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939 as amended; and, in each case, the rules and regulations of the Commission promulgated thereunder.

     "Stock Options" shall mean, collectively, outstanding and unexercised options granted under the Stock Option Plan to acquire shares of Kentucky First Common Stock and the 1,389 unexercised options to acquire shares of Kentucky First Common Stock granted to Charles S. Brunker on February 24, 2003 by action of the Board of Directors.

     "Stock Option Plan" shall mean the Kentucky First Bancorp, Inc. Stock Option and Incentive Plan.

     "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (in determining whether one entity owns or controls 50% or more of the outstanding equity securities of another, equity securities owned or controlled in a fiduciary capacity shall be deemed owned and controlled by the beneficial owner).

     "Superior Proposal" means an Acquisition Proposal that is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal, and if consummated, is reasonably likely to result in a transaction more favorable to the stockholders of Kentucky First from a financial point of view than the Merger.

     "Transferred Employee" shall mean each employee of Kentucky First or a Kentucky First Subsidiary at the Effective Time who becomes an employee immediately following the Effective Time of a Bourbon Entity.

     "TILA" shall mean the Truth in Lending Act, as amended.

                                    SECTION 2

                                   THE MERGER
                                   ----------

     2.01 MERGER.  Upon the terms and conditions set forth in this Agreement and
          ------
the DGCL,  Merger  Subsidiary  shall be  merged  with and into  Kentucky  First.
Following the Merger, the separate corporate existence of Merger Subsidiary shall cease and Kentucky First shall continue as the surviving corporation and shall succeed to and assume all the rights and obligations of Merger Subsidiary in accordance with the DGCL. In its capacity as the surviving corporation of the Merger, Kentucky First is sometimes referred to herein as the "Surviving Corporation."

     2.02 THE CLOSING.  A "Closing"  shall take place at a place mutually agreed
          -----------
upon by the parties, at a time and on a date to be specified by Bourbon, which shall not be before the fifth Business Day nor later than the fortieth Business Day after the satisfaction or, except in the case of receipt of the approvals of the Kentucky First stockholders and regulatory authorities described in Section 6.01, waiver of all of the conditions set forth in Section 6 to this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment of those conditions), or at such other time and date as Kentucky First and Bourbon may agree in writing, provided, however, in no event shall the Closing occur prior to November 7, 2003 (the "Closing Date"). At the Closing, (a) Bourbon and Merger Subsidiary and Kentucky First shall each provide to the other such proof or indication of satisfaction of the conditions set forth in Section 6 as the other may have reasonably requested; (b) the certificates, letters, and opinions required by Sections 6.02 and 6.03 shall be delivered; (c) Bourbon, Merger Subsidiary, and Kentucky First shall cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware, and (d) Bourbon, Merger Subsidiary, Kentucky First and the Bank shall execute and deliver to each other all other instruments and assurances, and do all things, reasonably necessary and proper to effect the Merger and other transactions contemplated hereby.

     2.03 THE EFFECTIVE TIME. The Merger shall become  effective at 5:00 p.m. on
          ------------------
the date that the Certificate of Merger is filed with the Secretary of State of the State of Delaware, unless a later time is agreed to in writing by Bourbon and Kentucky First and so specified in the Certificate of Merger. The date and time at which the Merger shall become effective is referred to in this Agreement as the "Effective Time."

     2.04 EFFECT OF MERGER.
          ----------------

          (a) From and after the Effective Time, the effect of the Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Merger Subsidiary shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

          (b) The Certificate of Incorporation and Bylaws of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation at the Effective Time until changed or amended in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and with applicable law.

          (c) The members of the Board of Directors of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the members of the Board of Directors of the Surviving Corporation at the Effective Time.

          (d) The officers of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the officers of the Surviving Corporation at the Effective Time.

     2.05 CONVERSION OF SHARES
          --------------------

          (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

               (i) each share of Kentucky First Common Stock issued and outstanding immediately prior to the Effective Time (other than Appraisal Shares or as set forth in Section 2.05(a)(ii)) shall be converted into the right to receive the Merger Consideration. All such shares of Kentucky First Common Stock, when so converted, shall no longer be outstanding and shall be deemed to have been automatically cancelled and each holder of a certificate or certificates which immediately prior to the Effective Time represented any such shares of Kentucky First Common Stock shall cease to have any rights with respect thereto, except (i) the right to receive the applicable Merger Consideration, without interest, and (ii) such rights, if any, as such holder may have pursuant to the DGCL; and

               (ii) any shares of Kentucky First Common Stock that are owned or held by Kentucky First or any of the Kentucky First Subsidiaries (except shares held in a fiduciary capacity by Kentucky First or a Kentucky First Subsidiary), shall cease to exist, and the certificates for such shares shall as promptly as practicable be canceled and no Merger Consideration shall be delivered in exchange therefor.

          (b) At the Effective Time, each share of Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall, ipso
                                                                            ----
facto, constitute the same number of shares of the Surviving Corporation, all of
-----
which shall be owned of record by Bourbon.

          (c) Each share of common stock of Bourbon issued and outstanding immediately before the Effective Time shall remain unchanged by the Merger.

     2.06 SURRENDER OF CERTIFICATES
          -------------------------

          (a) At or prior to the Closing, Bourbon shall deposit, or shall cause to be deposited, with an exchange agent selected by Bourbon, and reasonably acceptable to Kentucky First (the "Exchange Agent"), the aggregate Merger Consideration to which holders of shares of Kentucky First Common Stock shall be entitled at the Effective Time pursuant to Section 2.05 (the "Exchange Fund").

          (b) On the Closing Date, Bourbon shall have available for delivery to the stockholders of Kentucky First, and as soon as reasonably practicable, but no later than ten (10) Business Days, after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate(s) that immediately prior to the Effective Time represented outstanding shares of Kentucky First Common Stock ("Kentucky First Certificates") that were converted into the right to receive the Merger Consideration pursuant to Section 2.05, (i) a letter of transmittal which letter shall be in customary form and have such other provisions as Bourbon may reasonably specify, and (ii) instructions for use in effecting the surrender of the Kentucky First Certificates in exchange for the Merger Consideration. Upon surrender of a Kentucky First Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other documents reasonably required by the Exchange Agent in accordance with customary exchange practices, the holder of the Kentucky First Certificate shall be entitled to receive in exchange therefor cash that such holder has the right to receive in respect of the Kentucky First Certificates surrendered pursuant to Section 2.05 (after taking into account all shares of Kentucky First Common Stock held by such holder immediately prior to the Effective Time). The Exchange Agent shall make such payments no later than ten (10) Business Days following receipt of the documents referred to in the previous sentence. In the event of a transfer of ownership of Kentucky First Common Stock that is not registered in the transfer records of Kentucky First, a check for the aggregate Merger Consideration due may be issued to a transferee if the Kentucky First Certificate representing such Kentucky First Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.06, each Kentucky First Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the aggregate Merger Consideration due.

          (c) In the event any Kentucky First Certificates have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of the facts relating thereto by the holder(s) thereof, the consideration as may be required pursuant thereto; provided, however, that Bourbon may, in its discretion, and as a condition precedent to the issuance thereof, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Bourbon, Kentucky First or the Exchange Agent or any other party with respect to the Certificates alleged to have been lost, stolen or destroyed.

          (d) Any portion of the Exchange Fund which remains undistributed to the holders of Kentucky First Certificates for one year after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of Bourbon and any holders of the Kentucky First Certificates who have not theretofore complied with this Section 2.06 shall thereafter look only to the Surviving Corporation and Bourbon for the Merger Consideration with respect to the shares of Kentucky First Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 2.05 and 2.06 of this Agreement. Any such portion of the Exchange Fund remaining unclaimed by holders of Kentucky First Common Stock five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become subject to the abandoned property law of any jurisdiction) shall, to the extent permitted by law, become the property of Bourbon or the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

          (e) The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Bourbon, provided that such investments shall be invested solely in (a) marketable obligations of, or obligations guaranteed by, the United States of America, and/or (b) interests in any open-end or closed-end management type investment company or investment trust registered under the Investment Company Act of 1940, the portfolio of which is limited to obligations of, or obligations guaranteed by, the United States or any agency thereof ("Federal Obligations") and to agreements to repurchase Federal Obligations that are at least 100% collateralized by Federal Obligations marked to market on a
                                     --------------------
daily basis. Any interest and other income resulting from such investments shall promptly be paid to Bourbon.

          (f) Bourbon shall deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Kentucky First Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of applicable law. To the extent that amounts are so deducted and withheld by Bourbon, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Kentucky First Common Stock in respect to which such deduction and withholding were made by Bourbon.

          (g) None of Bourbon, the Surviving Corporation, or Kentucky First or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.07 KENTUCKY  FIRST STOCK OPTIONS.  As soon as  practicable  following the
          -----------------------------
date of this Agreement, Kentucky First shall take such actions as are reasonably required, including amending the Stock Option Plan, and using its best efforts to obtain the consent of all option holders as provided in Section 16 of the Stock Option Plan, to provide that, notwithstanding any other provision of the Stock Option Plan to the contrary, at or prior to the Closing, each exercisable Stock Option shall be canceled and each option holder shall be entitled to receive, in lieu of each share of Kentucky First Common Stock that would otherwise have been issuable upon the exercise thereof, a cash payment equal to the Merger Consideration less the per share exercise price applicable to such Stock Option. The cash payment to each holder of the Stock Options shall be paid by Bourbon to each holder at or prior to the Closing and shall be subject to all applicable federal and state tax withholding obligations. The outstanding Stock Options to be canceled in exchange for payment pursuant to the immediately preceding sentence shall not be deemed to be Stock Options issued and outstanding immediately prior to the Effective Time.

     2.08 APPRAISAL  RIGHTS.  Notwithstanding  anything in this Agreement to the
          -----------------
contrary, shares of Kentucky First Common Stock outstanding immediately prior to the Effective Time and held by a holder who has demanded appraisal for such shares in accordance with Section 262 of the DGCL ("Appraisal Shares"), shall not be converted into the right to receive the Merger Consideration as provided in Section 2.05, unless and until such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or withdraws or loses such holder's right to appraisal, such Appraisal Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, to which such holder is entitled, without interest or dividends thereon. Kentucky First shall give Bourbon prompt notice of any demands received by Kentucky First for appraisal of shares of Kentucky First Common Stock and Bourbon shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, Kentucky First shall not, except with the prior written consent of Bourbon, make any payment with respect to, or settle or offer to settle, any such demands. Notwithstanding any other provision of this Agreement, any Appraisal Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Appraisal Shares pursuant to the DGCL.

     2.09 BANK MERGER.  If and as requested by Bourbon,  Kentucky  First and the
          -----------
Bank agree to cooperate with Bourbon and take all action necessary and appropriate, including causing the entering into of an appropriate merger agreement (the "Bank Merger Agreement"), to cause the Bank to merge, either directly or indirectly, by use of one or more interim corporations, with and into Kentucky Bank, a Subsidiary of Bourbon (the "Bank Merger"), at or promptly after the Effective Time and in accordance with applicable laws and regulations and the terms of the Bank Merger Agreement.

     2.10 STOCK TRANSFER BOOKS. The stock transfer books of Kentucky First shall
          --------------------
be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of Kentucky First Common Stock thereafter on the records of Kentucky First. On or after the Effective Time, any Kentucky First Certificates presented to the Exchange Agent, Bourbon or Surviving Corporation for any reason shall be converted into the Merger Consideration with respect to the shares of Kentucky First Common Stock formerly represented thereby.

                                    SECTION 3

                REPRESENTATIONS AND WARRANTIES OF KENTUCKY FIRST
                ------------------------------------------------

     Except as Disclosed in the Kentucky First Disclosure Memorandum delivered by Kentucky First to Bourbon concurrently herewith, Kentucky First represents and warrants to Bourbon and Merger Subsidiary as follows:

     3.01  ORGANIZATION  AND   QUALIFICATION.   Kentucky  First  is  a  Delaware
           ---------------------------------
corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Bank is a federally chartered savings bank, duly organized, validly existing and in good standing under the laws of the United States. Cynthiana Service Corporation is a Kentucky corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky. Kentucky First and the Kentucky First Subsidiaries have all requisite corporate power and authority to own and lease their property and to conduct their businesses as they are now being conducted. Neither the character of the property owned or leased by Kentucky First or the Kentucky First Subsidiaries, nor the nature of the activities conducted by Kentucky First or the Kentucky First Subsidiaries makes necessary qualification by Kentucky First or the Kentucky First Subsidiaries as a foreign corporation or entity in any jurisdiction. All eligible accounts of deposit in the Bank are insured by the FDIC, to the fullest extent permitted by law. Kentucky First is a duly registered Savings and Loan Holding Company, and in good standing under the Home Owners' Loan Act.

     3.02  AUTHORIZATION.  Kentucky  First  and the Bank  have  the full  right,
           -------------
corporate power and authority to enter into, execute, deliver and perform, subject to approval by Kentucky First's stockholders, their obligations under this Agreement. Except for the approval by the stockholders of Kentucky First, the execution, delivery and performance of this Agreement by Kentucky First has been duly authorized and approved by all requisite corporate action. The Board of Directors of Kentucky First and the Bank have unanimously adopted and/or approved this Agreement. This Agreement constitutes a valid and legally binding obligation of Kentucky First and the Bank. Neither Kentucky First nor any of the Kentucky First Subsidiaries has a legal obligation, absolute or contingent, to any other Person (a) to sell any substantial part of its assets, or to sell any of its assets, except in the ordinary course of business; (b) to effect any merger, share exchange, consolidation or other reorganization; (c) to enter into any agreement with respect thereto, or (d) to take any other similar action inconsistent with the transactions contemplated by this Agreement. Neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereby will: (a) violate, conflict with, or result in a breach of any provision of the articles of incorporation, certificate of incorporation or charter, as appropriate, or the bylaws of Kentucky First or any of the Kentucky First Subsidiaries; or (b) (i) violate, conflict with, or result in a breach of any provision of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination of or accelerate the performance required by, or (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Kentucky First or any of the Kentucky First Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation which binds Kentucky First or any of the

Kentucky  First  Subsidiaries  or any  assets  of  Kentucky  First or any of the
Kentucky First Subsidiaries which violation, conflict, breach, default, termination or acceleration of performance, lien, security interest, charge or encumbrance would reasonably be expected to have a Material Adverse Effect on Kentucky First or the Kentucky First Subsidiaries; or (c) subject to receipt of governmental approvals required to consummate the transactions contemplated by this Agreement, violate any order, writ, injunction, decree, statute, rule or regulation of any governmental body applicable to Kentucky First or the Kentucky First Subsidiaries or any assets of Kentucky First or the Kentucky First Subsidiaries.

     3.03 SUBSIDIARIES. Other than Kentucky First's interest in the Bank and the
          ------------
Bank's interest in Cynthiana Service Corporation, and other than security interests in collateral securing loans extended by the Bank in the ordinary course of business, neither Kentucky First nor the Kentucky First Subsidiaries has in the past five years from the date of this Agreement, and to Kentucky First's knowledge, prior to the past five years from the date of this Agreement, owned an interest greater than or equal to five percent (5%) of the equity or voting securities of any class of any Person.

     3.04 CAPITAL STOCK.
          -------------

          (a) The authorized capital stock of Kentucky First consists of (i) 3,000,000 shares of Kentucky First Common Stock, of which 882,613 shares are issued and outstanding as of the date hereof, and (ii) 500,000 shares of serial preferred stock, $.01 par value per share, of which no shares are outstanding. As of the date hereof, 506,012 shares of Kentucky First common stock were held in treasury by Kentucky First or otherwise directly or indirectly owned by Kentucky First. The authorized capital stock of the Bank consists of 3,000,000 shares of common stock, $.01 par value per share, of which 100,000 are issued and outstanding as of the date hereof, and 500,000 shares of Serial Preferred Stock, par value $.01 per share, of which none are outstanding. The authorized capital stock of Cynthiana Service Corporation consists of 2,000 shares of common stock, no par value, of which 1,000 are issued and outstanding as of the date hereof. All of the outstanding capital stock of Kentucky First, the Bank and Cynthiana Service Corporation has been validly issued, fully paid and is nonassessable. None of the outstanding shares of capital stock of Kentucky First, the Bank or Cynthiana Service Corporation has been issued in violation of the preemptive rights of any person. Kentucky First owns, legally and beneficially, all issued and outstanding shares of capital stock of the Bank; such stock is registered in the name of Kentucky First, and Kentucky First has, and at the Effective Time shall have, good and marketable title to such stock, free and clear of all pledges, liens, charges, encumbrances, security interests, claims, undertakings, rights of first refusal, options or other restrictions of any nature whatsoever (other than pursuant to this Agreement). The Bank owns, legally and beneficially, all issued and outstanding shares of capital stock of Cynthiana Service Corporation; such stock is registered in the name of the Bank, and the Bank has, and at the Effective Time shall have, good and marketable title to such stock, free and clear of all pledges, liens, charges, encumbrances, security interests, claims, undertakings, rights of first refusal options or other restrictions of any nature whatsoever (other than pursuant to this Agreement).

          (b) Item 3.04 of the Kentucky First Disclosure Memorandum sets forth for each Stock Option, the name of the grantee, the date of the grant, the type of grant, the status of the option grant as qualified or non-qualified under
Section 422 of the Code,  the number of shares of Kentucky  First  Common

Stock subject to each option, and the number of shares of Kentucky First Common Stock subject to options that are currently exercisable or which will be exercisable at or before the Effective Time and the exercise price per share. Except as set forth in the preceding sentence, there are no outstanding options, warrants, contracts, or commitments to which Kentucky First or the Kentucky First Subsidiaries are parties entitling any Person to purchase or otherwise acquire from Kentucky First or the Kentucky First Subsidiaries any shares of capital stock of Kentucky First or the Kentucky First Subsidiaries or any securities convertible into or exchangeable for any of shares of the capital stock of Kentucky First or the Kentucky First Subsidiaries. Neither Kentucky First nor the Kentucky First Subsidiaries has any obligation of any nature whatsoever with respect to any unissued shares or shares which have been acquired, redeemed or converted. Neither Kentucky First nor the Kentucky First Subsidiaries has any outstanding contractual obligation to repurchase, redeem or otherwise acquire any of their outstanding shares. A current, complete and accurate list of the stockholders of Kentucky First as of the date hereof indicating the name, address and number of shares held of record for each stockholder has been delivered to Bourbon. Since June 30, 2002, neither Kentucky First nor the Kentucky First Subsidiaries has:

               (i) directly or indirectly redeemed, purchased or otherwise acquired any of its shares;

               (ii)   declared,   set  aside  or  paid  any  dividend  or  other
distribution in respect of any of its shares; or

               (iii) issued or granted any right or option (other than this Agreement) to purchase or otherwise acquire any of their shares.

     3.05 CORPORATE DOCUMENTS,  BOOKS,  RECORDS AND PERMITS.  Kentucky First has
          -------------------------------------------------
delivered to Bourbon true and complete copies of its Certificate of Incorporation, the Articles of Incorporation of Cynthiana Service Corporation and the Charter of the Bank, and of its Bylaws and the Bylaws of each of the Kentucky First Subsidiaries, as amended. All of the foregoing are current, complete and correct in all material respects. The minute books of Kentucky First and each of the Kentucky First Subsidiaries contain or will contain at Closing accurate records of all meetings and other corporate actions of their respective shareholders and Boards of Directors (including committees of the Board of Directors), and the signatures contained therein are the true signatures of the persons whose signatures they purport to be. Each of Kentucky First and the Kentucky First Subsidiaries possess all licenses, franchises, approvals, certificates, permits and other governmental authorizations necessary for the continued conduct of their respective businesses without material interference or interruption.

     3.06 SECURITIES FILINGS; FINANCIAL STATEMENTS; STATEMENTS TRUE
          ---------------------------------------------------------

          (a) Kentucky First has timely filed all Securities Documents required by the Securities Laws. As of their respective dates of filing, such Securities Documents complied with the Securities Laws as then in effect, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The Kentucky First Financial Statements fairly present or will fairly present, as the case may be, the consolidated financial position of Kentucky First and the Kentucky First Subsidiaries as of the dates indicated and the consolidated statements of income, changes in stockholders' equity and statements of cash flows for the periods then ended (subject, in the case of unaudited interim statements, to the absence of notes and to normal year-end audit adjustments that are not material in amount or effect) in conformity with GAAP applied on a consistent basis.

          (c) No written statement, certificate, instrument or other writing furnished or to be furnished hereunder by Kentucky First or any Kentucky First Subsidiary to Bourbon contains or will contain any untrue statement of a material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.07 REGULATORY  REPORTS.  Except to the extent prohibited by law, Kentucky
          -------------------
First has delivered to Bourbon true and complete copies of (a) all financial and/or condition reports of Kentucky First and/or the Bank as filed with the OTS
(i) for the years ended June 30, 2002, 2001 and 2000, and (ii) for each calendar quarter since June 30, 2002, and (b) any and all other reports, applications and documents which either the Kentucky First Subsidiaries or Kentucky First has filed with the OTS or the FDIC since July 1, 1999.

     3.08 ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since June 30, 2002, there have
          ------------------------------------
been no events or conditions of any character (whether actual or threatened) pertaining to the financial condition, businesses, prospects or assets of Kentucky First or the Kentucky First Subsidiaries, separately or in the aggregate, that have had, or would reasonably be expected to have, a Material Adverse Effect or to cause any of their businesses to be carried on materially less profitably than prior to this Agreement other than events or conditions affecting financial institutions generally. Since June 30, 2002, neither Kentucky First nor any of the Kentucky First Subsidiaries has:

          (a) borrowed any money, incurred any liability or obligation, or lent any money or pledged any of its credit in connection with any aspect of any of its business other than in the ordinary course of business consistent with past practice;

          (b) mortgaged or otherwise subjected to any liens, encumbrances or other liabilities any of its assets or business, other than in the ordinary course of business consistent with past practice;

          (c) sold, assigned or transferred any of its assets or business other than in the ordinary course of business consistent with past practice;

          (d) suffered any damage, destruction or loss, whether or not covered by insurance that has had, or would reasonably be expected to have, a Material Adverse Effect;

          (e) made or suffered any amendments, terminations of or defaults under any material contract, agreement, license or other instrument;

          (f) received notice or had knowledge that any of its credit or deposit customers has terminated or intends to terminate its relationship, which termination either singly or in the aggregate that has had, or would reasonably be expected to have, a Material Adverse Effect;

          (g) received any notice from a regulatory authority asserting or threatening to assert that any of them is in violation of any statute, law, regulation or order applicable to the business or assets of any of them, which violation has had, or would reasonably be expected to have, a Material Adverse Effect, if any;

          (h) failed to operate its business in the ordinary course so as to preserve the business organization intact, and to preserve the goodwill of its customers and others with whom it has business relations;

          (i) incurred any extraordinary losses or, except in accordance with customary banking or mortgage servicing practices, waived any material rights in connection with any aspect of its business, whether or not in the ordinary course of business;

          (j) canceled any debts owed to any of them or any material claims, in each case, in excess of $20,000, or in the aggregate, in excess of $100,000, or paid any noncurrent, material obligations or liabilities;

          (k) made any capital expenditure or capital additions or betterments, including any such expenditure, addition or betterment effected through a capital lease, exceeding $20,000, or $50,000 in the aggregate;

          (l) other than ESOP allocations made in the ordinary course, paid or agreed to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance pay to any of its present or former (i) directors, (ii) officers, or (iii) employees who are being compensated on an annual basis at a rate exceeding $20,000 per year; or increased by an amount in excess of three percent (3%) any of their compensation (including salaries, fees, bonuses, profit sharing, incentive, pension, retirement or other similar payments);

          (m) renewed, amended, become bound by or entered into any material agreement, contract, commitment or transaction other than extensions of credit made in the ordinary course of business consistent with past practice;

          (n) changed any accounting practice followed or employed in preparing the Financial Statements other than on account of any change in GAAP;

          (o) made any loans, extended any credit, given any discounts or entered into any financing leases which have not been (i) made for good, valuable and adequate consideration in the ordinary course of business consistent with past practice, (ii) evidenced by notes or other forms of indebtedness which are true, genuine and what they purport to be, and (iii) adequately reserved against in an aggregate amount sufficient in the opinion of management to provide for all charge-offs reasonably anticipated in the ordinary course of business; or

          (p) entered into any agreement, contract or commitment applicable as of the date hereof to do any of the foregoing.

     3.09 TAXES.
          -----

          (a) Kentucky First and the Kentucky First Subsidiaries (i) have timely filed all federal, state, foreign and local income, franchise, excise, sales, intangibles, real and personal property, employment and other tax returns, tax information returns and reports required to be filed; (ii) have paid, or made adequate provision in the opinion of management for the payment of, all taxes, interest payments and penalties (whether or not reflected in returns as filed) due and payable (and/or accruable for all periods ending on or before the date of this Agreement) to any city, county, state, foreign country, the United States or any other taxing authority; and (iii) are not delinquent in the payment of any tax or governmental charge of any nature.

          (b) No audit, examination or investigation is presently being conducted or, to the knowledge of Kentucky First, is threatened by any taxing authority with respect to Kentucky First or the Kentucky First Subsidiaries. No unpaid tax deficiencies or additional liabilities of any sort have been proposed by any governmental representative with respect to Kentucky First or the Kentucky First Subsidiaries. No agreements for the extension of time for the assessment of any amounts of tax have been entered into by or on behalf of Kentucky First or the Kentucky First Subsidiaries. Kentucky First and the Kentucky First Subsidiaries have withheld (and timely paid to the appropriate governmental entity) proper and accurate amounts from their employees for all periods in material compliance with all tax withholding provisions (including, without limitation, income, social security and employment tax withholding for all forms of compensation) of applicable federal, state, foreign and local laws. Kentucky First and the Kentucky First Subsidiaries have delivered to Bourbon true and correct copies of all federal and state income tax returns filed by any of them for all tax periods commencing after June 30, 1999.

          (c) Neither Kentucky First nor any of the Kentucky First Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

     3.10 TITLE TO ASSETS.
          ---------------

          (a) On June 30, 2002, Kentucky First and the Kentucky First Subsidiaries had and, except with respect to assets disposed of for adequate consideration in the ordinary course of business since June 30, 2002, now have, good and marketable title to all properties and assets reflected on the
Financial Statements as of June 30, 2002, free and clear of all mortgages, liens, pledges, easements, restrictions, encroachments, governmental regulations, security interests, charges or encumbrances of any nature, except as disclosed in the Kentucky First Financial Statements as of June 30, 2002 and for:

               (i) the mortgages and encumbrances which secure indebtedness which is properly reflected on the Financial Statements;

               (ii) liens for taxes accrued but not yet payable;

               (iii) liens arising as a matter of law in the ordinary course of business as to which there is no known default; and

               (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or interfere with the present use or sale of any of their properties and assets.

          (b) Item 3.10(b) of the Kentucky First Disclosure Memorandum lists all leases, other than "financing leases," of personal property to which Kentucky First and/or the Kentucky First Subsidiaries is a party. Kentucky First has delivered to Bourbon true and correct copies of all leases referred to in Item 3.10(b) of the Kentucky First Disclosure Memorandum, together with all amendments and modifications thereof. With respect to each lease of personal property to which Kentucky First and/or the Kentucky First Subsidiaries is a party, except for leases in which either Kentucky First or the Kentucky First Subsidiaries as lessor entered into as a "financing lease":

               (i) such lease is in full force and effect in accordance with its terms;

               (ii) all rents and additional rents due to date have been paid;

               (iii) the lessee under each of the leases has been in peaceable possession since the commencement of the original term of the lease; and

               (iv) no event of default, or event, occurrence, condition or act, which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default by Kentucky First or the Kentucky First Subsidiaries under such lease, exists.

          (c) With respect to any real property owned in fee by Kentucky First or the Kentucky First Subsidiaries which real property is set forth on Item 3.10(c) of the Kentucky First Disclosure Memorandum:

               (i) all work to be performed by Kentucky First or the Kentucky First Subsidiaries with respect to all improvements in excess of $5,000 to the property owned by any of them has been fully completed and paid for by them;

               (ii) all permits and certificates with respect to construction of improvements on the property owned by Kentucky First or the Kentucky First Subsidiaries have been obtained and the property has been properly zoned for use and occupancy as a banking or other business facility; and

               (iii) all material improvements to the property since Kentucky First's inception have been made in accordance with plans and specifications approved by Kentucky First or the Kentucky First Subsidiaries, as appropriate.

     3.11 ENVIRONMENTAL HAZARDS.
          ---------------------

          (a) Neither Kentucky First nor any of the Kentucky First Subsidiaries has:

               (i) used, stored, manufactured, or suffered to exist (collectively, "Utilized") any Hazardous Substance on, in or under any of their property, whether currently or previously owned or leased by Kentucky First or the Kentucky First Subsidiaries other than in material compliance with all Environmental Laws, or

               (ii) transported or disposed, or caused or permitted any Person to transport or dispose, of any Hazardous Substance, other than in material compliance with all Environmental Laws.

          (b) To the best of Kentucky First's knowledge, no Hazardous Substances have been Utilized at any time on, in or under any of Kentucky First 's or the Kentucky First Subsidiaries' property, whether currently or previously owned or leased by any of them in a manner that materially violates any Environmental Laws.

          (c) Neither Kentucky First nor any of the Kentucky First Subsidiaries is subject to any material Environmental Claim, nor are any of the properties of Kentucky First or the Kentucky First Subsidiaries, whether currently or previously owned or leased by Kentucky First or the Kentucky First Subsidiaries, subject to any material asserted or unasserted lien, under any of the Environmental Laws.

          (d) Kentucky First and the Kentucky First Subsidiaries are presently in material compliance with all Environmental Laws. Without limiting the generality of the foregoing, no asbestos, PCBs or other Hazardous Substance or any petroleum product or constituents thereof is present on, in or under any of the property of Kentucky First or the Kentucky First Subsidiaries, whether currently or previously owned or leased, that would constitute a Material Adverse Effect.

          (e) To the best of Kentucky First's knowledge, no loans of Kentucky First or any of the Kentucky First Subsidiaries are secured by property where any Hazardous Substances have ever been Utilized in material violation of the Environmental Laws, and none of the borrowers of Kentucky First or the Kentucky First Subsidiaries have materially violated any of the Environmental Laws or have any of their property subject to a lien under any of the Environmental Laws.

          (f) To the best of Kentucky First's knowledge, neither Kentucky First nor any of the Kentucky First Subsidiaries ever permitted any property currently or previously owned or leased by any of them to be used as a landfill or dump site.

          (g) To Kentucky First's knowledge, no underground storage tanks or pipelines are, or have ever been, located on any property currently or previously owned or leased by either of them.

     3.12 LITIGATION, PENDING PROCEEDINGS AND COMPLIANCE WITH LAWS. There are no
          --------------------------------------------------------
Claims (a) which would prevent the performance of this Agreement or any of the transactions contemplated hereby or declare the same unlawful or cause the rescission thereof, or (b) which have had, or would reasonably be expected to have, a Material Adverse Effect on or impair the business or condition, financial or otherwise, or the earnings of Kentucky First and the Kentucky First Subsidiaries. Kentucky First and the Kentucky First Subsidiaries have complied with and are not in any default in any material respect under (and have not been charged with, nor, to the knowledge of Kentucky First, are threatened with or under investigation with respect to, any charge concerning any material violation of any provision of) any material federal, state or local law, regulation, ordinance, rule or order (whether executive, judicial, legislative or administrative) or any order, writ, injunction or decree of any court, agency or instrumentality. There are no material uncured violations or violations with respect to which material refunds or restitution may be required concerning Kentucky First or the Kentucky First Subsidiaries as a result of examination by any regulatory authority.

     3.13  REGULATORY  COMPLIANCE.  Since Kentucky  First's  inception,  neither
           ----------------------
Kentucky  First nor any of the Kentucky First  Subsidiaries  has been a party to
(a) any enforcement action instituted by, or (b) any memorandum of understanding or cease and desist order with, any federal or state regulatory agency, and no such action, memorandum or order has been threatened, and neither Kentucky First nor any of the Kentucky First Subsidiaries has received any report of examination from any federal or state regulatory agency which requires Kentucky First or the Kentucky First Subsidiaries to address any material problem or take any material action which has not already been addressed or taken in a manner satisfactory to the regulatory agency. Kentucky First knows of no fact or condition relating to Kentucky First or the Kentucky First Subsidiaries (including, without limitation, noncompliance with the CRA) that would prevent Kentucky First or Bourbon from obtaining all of the federal and state regulatory approvals contemplated herein.

     3.14 EMPLOYEE  RELATIONS.  Neither  Kentucky  First nor any of the Kentucky
          -------------------
First Subsidiaries (a) is a party to, or negotiating, and have any obligations under, any agreement, collective bargaining or otherwise, with any party relating to the compensation or working conditions of any employees of Kentucky First or the Kentucky First Subsidiaries; (b) is obligated under any agreement to recognize or bargain with any labor organization or union on behalf of their employees; or (c) has been charged or, to Kentucky First's knowledge, threatened with a charge of any unfair labor practice. There are no existing or, to Kentucky First's knowledge, threatened labor strikes, slowdowns, disputes, grievances or disturbances affecting or which might affect operations at any facility of Kentucky First or any of the Kentucky First Subsidiaries. No work stoppage against Kentucky First or any of the Kentucky First Subsidiaries or its business is pending or, to Kentucky First's knowledge, threatened, and no such work stoppage has ever occurred. Neither Kentucky First nor any of the Kentucky First Subsidiaries has committed any act or failed to take any required action with respect to any of its employees which has resulted or which may result in a material violation of ERISA, or similar legislation as it affects any employee benefit or welfare plan of Kentucky First or the Kentucky First Subsidiaries; the Immigration Reform and Control Act of 1986; the National

Labor Relations Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Occupational Safety and Health Act; Executive Order 11246; the Fair Labor Standards Act; the Rehabilitation Act of 1973; and all regulations under such Acts, and all other federal, state and local laws, regulations and executive orders relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of Social Security and similar taxes, unemployment and workmens' compensation laws, any labor relations laws, or any governmental regulations promulgated thereunder, as the same affect relationships or obligations of Kentucky First and the Kentucky First Subsidiaries with respect to any of the their employees, and which will or reasonably could result in any material liability, penalty, fine or the like being imposed upon Kentucky First or the Kentucky First Subsidiaries. Neither Kentucky First nor any of the Kentucky First Subsidiaries is liable for any arrearage of wages or taxes or penalties for failure to comply with any of the foregoing, and there are no proceedings before any court, governmental agency, instrumentality or arbitrator relating to such matters, including any unfair labor practice claims, either pending or threatened.

     3.15 EMPLOYEE BENEFIT PLANS.
          ----------------------

          (a) Item 3.15 of the Kentucky First Disclosure Memorandum sets forth a complete list of all Employee Benefit Plans, policies, practices and employment agreements (whether or not subject to ERISA) applicable to employees or directors of Kentucky First and the Kentucky First Subsidiaries, including, without limitation, plans, funds or programs providing medical, surgical or hospital care or benefits; benefits in the event of sickness, accident, disability, death or unemployment; vacation benefits; apprenticeship or other training programs; day care centers; scholarship funds; prepaid legal services; benefits described in Section 302(c) of the Labor Management Relations Act; retirement income; income deferral for periods extending to the termination of covered employment or beyond; severance pay arrangements; and supplemental retirement income payments which take into account increases in the cost of living. Each Employee Benefit Plan, policy or practice which is funded through a policy of insurance is indicated by the word "insured" placed by the listing of the plan in Item 3.15 of the Kentucky First Disclosure Memorandum.

          (b) True and complete copies of the following documents and information related to the Employee Benefit Plans (i) all Employee Benefit Plan documents, summary plan descriptions, and any related trust agreements; (ii) all fringe benefit plans, perquisites, policies, and practices; (iii) the three most recent allocation and discrimination testing reports for each defined contribution Employee Pension Benefit Plan and actuarial reports prepared for each defined benefit Employee Pension Benefit Plan; (iv) all insurance policies;
(v) the most recent trust report for each Employee Pension Benefit Plan; (vi) any communications to or from the IRS (including the three most recent Forms 5500 including all schedules filed with the IRS and the most recent determination letter received from the IRS), the Pension Benefit Guaranty Corporation (the "PBGC") or the United States Department of Labor and other governmental filings with respect to the employee benefit plans have been delivered by Kentucky First to Bourbon; and (vii) for any nonqualified plans, a copy of the "top hat" exemption letter to the Department of Labor.

          (c) Other than as provided in (b) above, there are no amendments, modifications, extensions, changes in benefits or benefit structures, or other alterations which are currently in effect or which Kentucky First or the Kentucky First Subsidiaries have undertaken to become effective in the future to any of the Employee Benefit Plans, policies or practices.

          (d) Each Employee Benefit Plan has been executed, managed and administered in material compliance with the applicable provisions of ERISA, the Code, and the regulations promulgated thereunder, and all other applicable laws. Neither Kentucky First nor any of the Kentucky First Subsidiaries has knowledge of any fact which would adversely affect the qualified status under Section 401(a) of the Code of any of the Employee Benefit Plans intended to be so qualified, or of any threatened or pending claim against any of the Employee Benefit Plans or their fiduciaries by any participant, beneficiary or government agency.

          (e) Kentucky First and the Kentucky First Subsidiaries have fully complied with the notice and continuation requirements of Parts 6 and 7 of Subtitle B of Title I of ERISA and Section 4980B of the Code, and the proposed regulations thereunder, whether proposed or final. All reports, statements, returns and other information required to be furnished or filed with respect to the Employee Benefit Plans have been timely furnished, filed or both in accordance with Sections 101 through 105 of ERISA and Sections 6057 through 6059 of the Code, and they are true, correct and complete in all material respects. Records with respect to the Employee Benefit Plans have been maintained in material compliance with Section 107 of ERISA. Neither Kentucky First, the Kentucky First Subsidiaries nor, to the knowledge of Kentucky First or the Kentucky First Subsidiaries, any other fiduciary (as that term is defined in Section 3(21) of ERISA) with respect to any of the Employee Benefit Plans has any material liability for any breach of any fiduciary duties under Sections 404, 405 or 409 of ERISA.

          (f) Neither Kentucky First nor any of the Kentucky First Subsidiaries has, with respect to any of the Employee Benefit Plans, nor has any administrator of any of the Employee Benefit Plans, the related trusts or any trustee thereof, engaged in any non-exempt prohibited transaction which would subject Kentucky First, the Kentucky First Subsidiaries, any of the Employee Benefit Plans, any administrator or trustee or any party dealing with any of the Employee Benefit Plans or any such trusts, to a tax or penalty on prohibited transactions imposed by ERISA, Section 4975 of the Code, or to any other liability under ERISA.

          (g) All Employee Pension Benefit Plans and the related trusts which are intended to be exempt under Section 501(a) of the Code and tax-qualified under Section 401(a) of the Code are, and have been since adoption, so exempt and qualified, and are identified in Item 3.15 of the Kentucky First Disclosure Memorandum as "qualified plans," and the date of the most recent determination letter from the IRS confirming the qualification of each such plan is set out in
Item 3.15 of the Kentucky First Disclosure Memorandum.

          (h) No Employee Pension Benefit Plans or related trusts maintained by or contributed to by Kentucky First or the Kentucky First Subsidiaries have been terminated in the last three years. No Employee Pension Benefit Plan has an accumulated funding deficiency (as that term is defined in Section 302 of ERISA and 412 of the Code), whether or not waived. No material liability to the PBGC has been incurred with respect to any Employee Pension Benefit Plans; there have been no reportable events (as described in Section 4043 (b) of ERISA); and no event or condition has occurred which presents a material risk of termination of any of the Employee Pension Benefit Plans by the PBGC.

          (i) The present value of all accrued benefits, whether forfeitable or not, under any Employee Pension Benefit Plans subject to Title IV of ERISA do not exceed the value of the assets of such plans allocable to such accrued benefits.

          (j) The actuarial present value of all accrued deferred compensation entitlements of employees and former employees of the Company (and their respective beneficiaries) other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Code are fully reflected on the Financial Statements and the Current Financial Statements.

          (k) None of the Employee Pension Benefit Plans is, and Kentucky First and the Kentucky First Subsidiaries have never contributed to, a "multiemployer plan," as that term is defined in Section 3(37) of ERISA (as particularly amended by The Multiemployer Pension Plan Amendments Act of 1980).

          (l) Kentucky First and the Kentucky First Subsidiaries have provided to Bourbon the information reasonably necessary to determine the accounting treatment which may be accorded any of the retiree or other post-employment welfare benefits currently, or at any time, in force under proposed Financial Accounting Standards Board guidelines. All programs providing retiree or other post-employment welfare benefits are listed separately and identified as such in item 3.15 of the Kentucky First Disclosure Memorandum.

          (m) Any employee welfare benefit plans as defined in Section 3(1) of ERISA maintained by or contributed to by Kentucky First or its subsidiaries that is wholly or partially self-insured is so identified in Item 3.15 of the Kentucky First Disclosure Memorandum. Any trust or fund maintained by or contributed to by Kentucky First, the Kentucky First Subsidiaries or its employees to fund an employee benefit plan (other than an employee pension benefit plan) is qualified as an exempt organization under Section 501(c)(9) of the Code and the regulations thereunder as a Voluntary Employee's Benefit Association (a "VEBA"). Any "welfare benefit fund" within the meaning of Section 419(a) of the Code (including, but not limited to, any VEBA), provided by or pursuant to a plan of Kentucky First or the Kentucky First Subsidiaries has been maintained in accordance with Section 419 of the Code and no contributions have been made to such a fund in excess of the "qualified costs" of the benefits provided for a taxable year (within the meaning of Section 419(b) of the Code), except as set forth on Section 3.15 of the Kentucky First Disclosure Memorandum.

          (n) Item 3.15 of the Kentucky First Disclosure Memorandum sets forth a detailed listing of all amounts currently due or that will become due on or after the date hereof or the Effective Time under any plan or agreement described in paragraph (a) above that is maintained for the benefit of individual officers or directors of Kentucky First and the Kentucky First Subsidiaries.

     3.16  INSURANCE  POLICIES.  Item  3.16  of the  Kentucky  First  Disclosure
           -------------------
Memorandum sets forth a summary of all material policies of insurance of Kentucky First and the Kentucky First Subsidiaries currently in effect, which summary is accurate and complete in all material respects. Kentucky First and the Kentucky First Subsidiaries maintain with reputable insurers insurance policies and bonds in force in such amounts and against such liabilities and hazards as the management of Kentucky First reasonably has determined to be prudent in accordance with banking industry practices. Neither Kentucky First nor any of the Kentucky First Subsidiaries is liable for any material, retroactive premium adjustments. All policies are valid, enforceable and in full force and effect, and neither Kentucky First nor any of the Kentucky First Subsidiaries has received any notice of premium increases or cancellations. Neither Kentucky First nor any of the Kentucky First Subsidiaries know of any grounds for or any consideration of any such premium increase or cancellation notice or other indication of premium increases or cancellations, with respect to any of their insurance policies or bonds. All notices of cancellation received by Kentucky First or the Kentucky First Subsidiaries and all claims made by Kentucky First or the Kentucky First Subsidiaries under their respective insurance policies and bonds since January 1, 2000, or made prior thereto but remaining unresolved, are described in Item 3.16 of the Kentucky First
Disclosure Memorandum. Neither Kentucky First nor any of the Kentucky First Subsidiaries has failed to make a timely claim or file a timely notice with respect to any matter giving rise to a material claim or potential material claim under their insurance policies and bonds.

     3.17 AGREEMENTS.  As of the date of this Agreement,  neither Kentucky First
          ----------
nor any of the Kentucky First Subsidiaries is a party to:

          (a) any collective bargaining agreement; any employment agreement, contract, or commitment; or any bonus plan or commission;

          (b) any loan or other agreement pursuant to which Kentucky First or any of the Kentucky First Subsidiaries has borrowed money or any obligation of guaranty or indemnification arising from any agreement, contract or commitment which involves, singularly or in the aggregate, a potential material liability, except letters of credit entered into in the ordinary course of business;

          (c) any agreement, contract or commitment which is either outside of the ordinary course of business or which is or may be materially adverse to the business, financial condition or earnings of Kentucky First and the Kentucky First Subsidiaries taken as a whole;

          (d) any agreement, contract or commitment containing any covenant materially limiting the freedom of either Kentucky First or the Kentucky First Subsidiaries to engage in any line of business in any geographic area or to compete with any Person;

          (e) any agreement, contract, or commitment relating to capital expenditures and involving future payments which, (i) together with future payments under all other agreements, contracts or commitments relating to the same capital project, exceed $20,000 or (ii) together with future payments under all other agreements, contracts or commitments relating to the all capital projects in the aggregate, exceed $50,000;

          (f) any agreement, contract or commitment relating to the acquisition of substantially all of the assets, shares or capital stock of any business enterprise, except agreements, contracts or commitments in which assets, shares or capital stock are security for a loan or similar obligation created in the ordinary course of business;

          (g) any agreement, contract or commitment (other than for 1 to 4 family residential loans or other loans and commitments made by the Bank in the ordinary course of business), which involves payments, consideration or obligations in the aggregate of $20,000 or more per agreement, contract or commitment, which (i) will not be performed within 30 days or less, or (ii) cannot be terminated within 30 days or less without payment of a penalty of more than $1,000.

Neither Kentucky First nor any of the Kentucky First Subsidiaries has breached, nor, is there any pending or, to Kentucky First's knowledge, threatened claim that either Kentucky First or any of the Kentucky First Subsidiaries has materially breached any of the terms or conditions of (a) any agreement, contract or commitment set forth in the Kentucky First Disclosure Memorandum delivered to Bourbon pursuant to this Agreement or (b) any other agreement, contract or commitment, the breach of which singularly or in the aggregate could result in the imposition of damages in a material amount.

     3.18 LOANS; ALLOWANCE FOR LOAN LOSSES
          --------------------------------

          (a) All of the loans on the books of Kentucky First and the Kentucky First Subsidiaries are valid and properly documented and were made in the ordinary course of business, and the security therefor, if any, is valid and properly perfected. Neither the terms of such loans, nor any of the loan documentation, nor the manner in which such loans have been administered and serviced, nor Kentucky First's procedures and practices of approving or rejecting loan applications, violates any federal, state or local law, rule, regulation or ordinance applicable thereto, including, without limitation, the TILA, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, as amended, and state laws, rules and regulations relating to consumer protection, installment sales and usury, except for such violation as would not constitute a Material Adverse Effect on Kentucky First or the Kentucky First Subsidiaries or would not result in a payment to a third party by Kentucky First and the Kentucky First Subsidiaries of more than $50,000.

          (b) The allowances for loan losses reflected on the consolidated balance sheets included in the Financial Statements of Kentucky First are adequate as of their respective dates under the requirements of GAAP and applicable regulatory requirements and guidelines.

     3.19  DEPOSIT  ACCOUNTS    The  deposit  accounts  of  the  Kentucky  First
           -----------------
Subsidiaries that are depository institutions are insured by the FDIC to the maximum extent permitted by federal law, and the Kentucky First Subsidiaries have paid all premiums and assessments and filed all reports required to have been paid or filed under all rules and regulations applicable to the FDIC.

     3.20 RELATED PARTY  TRANSACTIONS  Kentucky First has Disclosed all existing
          ---------------------------
transactions, investments and loans, including loan guarantees existing as of the date hereof, to which Kentucky First or any Kentucky First Subsidiary is a party with any director, executive officer or 5% stockholder of Kentucky First or any person, corporation, or enterprise controlling, controlled by or under common control with any of the foregoing. All such transactions, agreements, investments and loans are on terms, including interest rates and collateral, no less favorable to Kentucky First than could be obtained from unrelated parties, and substantially comply with all applicable provisions of federal and state law. Any such loans, extensions and commitments do not involve more than a normal risk of collectability.

     3.21 BROKERS' OR FINDERS'  FEES.  Neither  Kentucky  First nor any Kentucky
          --------------------------
First Subsidiary, nor any of their respective officers, directors or employees, has employed any agent, broker, finder or other Person or incurred any liability for commissions or fees in connection with any of the transactions contemplated by this Agreement, except for an obligation to the Financial Advisor for investment banking services, the nature and extent of which has been Disclosed.

     3.22 POTENTIAL  COMPETING  INTERESTS.  To Kentucky  First 's knowledge,  no
          -------------------------------
director or executive officer of either Kentucky First or the Kentucky First Subsidiaries (a) have any direct or indirect (5% or more) interest in any Person that competes or conflicts with, or is engaged in any business of the kind being conducted by, either Kentucky First or the Kentucky First Subsidiaries, or (b) does business or engages in commerce with, or provides goods or services (other than as an employee or director of Kentucky First or any of the Kentucky First Subsidiaries) to Kentucky First or any of the Kentucky First Subsidiaries in an amount in excess of $25,000 for the year ended June 30, 2003. Neither Kentucky First nor any of the Kentucky First Subsidiaries uses any real or personal property valued in excess of $25,000 in which any director or officer of either Kentucky First or the Kentucky First Subsidiaries have a direct or indirect (5% or more) interest.

     3.23  PROXY  STATEMENT.  The Proxy  Statement,  at the date of  mailing  to
           ----------------
stockholders of Kentucky First and at the time of the meeting of such stockholders to be held in connection with the Merger, (a) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that Kentucky First makes no representation as to the accuracy of any information provided by Bourbon for inclusion in the Proxy Statement and (b) shall comply with the applicable provisions of the DGCL and the Securities Laws.

     3.24 ACCURACY OF  STATEMENTS.  Neither this  Agreement,  the Kentucky First
          -----------------------
Disclosure Memorandum, nor any annex, schedule or document delivered by Kentucky First or the Kentucky First Subsidiaries to Bourbon in connection with this Agreement or any of the transactions contemplated hereby contains or shall contain an untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

     3.25  FAIRNESS  OPINION.  Kentucky  First has received  from the  Financial
           -----------------
Advisor an opinion that as of the date hereof, the Merger Consideration is fair to the holders of Kentucky First Common Stock from a financial point of view.

                                    SECTION 4
                                    ---------

         REPRESENTATIONS AND WARRANTIES OF BOURBON AND MERGER SUBSIDIARY
         ---------------------------------------------------------------

     Bourbon and Merger Subsidiary represent and warrant to Kentucky First as follows:

     4.01 ORGANIZATION AND QUALIFICATION  Bourbon is a Kentucky corporation duly
          ------------------------------
organized and validly existing under the laws of the Commonwealth of Kentucky. Merger Subsidiary is a Kentucky Corporation duly organized and validly existing under the laws of the State of Delaware. Bourbon and Merger Subsidiary have all requisite corporate power and authority to own and lease its property and to carry on its businesses as it is now being, or will be, conducted. Bourbon is duly registered as a bank holding company under the Bank Holding Company Act.

     4.02  AUTHORIZATION;  NO CONFLICT.  Bourbon and Merger  Subsidiary have the
           ---------------------------
full right, corporate power and authority to enter into, execute, deliver and perform their obligations under this Agreement. The execution, delivery and performance of this Agreement by Bourbon and Merger Subsidiary has been duly authorized and approved by all requisite corporate action. This Agreement constitutes a valid and legally binding obligation of each of Bourbon and Merger Subsidiary. Neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereby will: (a) violate, conflict with, or result in a breach of any provision of the articles of incorporation of Bourbon, or the certificate of incorporation of Merger Subsidiary or the bylaws of Bourbon or Merger Subsidiary; or (b) (i) violate, conflict with, or result in a breach of any provision of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination of or accelerate the performance required by, or (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Bourbon or Merger Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation which binds Bourbon or Merger Subsidiary or any assets of Bourbon or Merger Subsidiary which violation, conflict, breach, default, termination or acceleration of performance, lien, security interest, charge or encumbrance would have a material adverse effect on Bourbon and Merger Subsidiary, taken as a whole; or (c) subject to receipt of governmental approvals required to consummate the transactions contemplated by this
Agreement, violate any order, writ, injunction, decree, statute, rule or regulation of any governmental body applicable to Bourbon or Merger Subsidiary or any assets of Bourbon or Merger Subsidiary, the violation of which is, either separately or in the aggregate, material to the financial condition or properties of Bourbon or Merger Subsidiary.

     4.03 ACCURACY OF STATEMENTS.  This Agreement and the annexes, schedules and
          ----------------------
documents delivered as or in connection with an annex or schedule furnished or to be furnished by Bourbon or Merger Subsidiary to Kentucky First in connection with this Agreement and any of the transactions contemplated hereby do not contain and shall not contain an untrue statement of a material fact and, taken as a whole, do not omit and shall not omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

     4.04  CONSUMMATION OF TRANSACTIONS.  Neither Bourbon nor Merger  Subsidiary
           ----------------------------
know of any fact or circumstance involving Bourbon's operation or financial condition that would prevent it from consummating the transactions contemplated by this Agreement or from obtaining the regulatory approvals necessary for the consummation of the transactions contemplated by this Agreement.

     4.05 FINANCIAL RESOURCES.  Bourbon has, or will have prior to the Effective
          -------------------
Time, sufficient cash funds to pay the aggregate Merger Consideration.

     4.06 REGULATORY COMPLIANCE.  Bourbon knows of no fact or condition relating
          ---------------------
to Bourbon or the Bourbon Subsidiaries (including, without limitation, noncompliance with the CRA) that would prevent Bourbon or Kentucky First from obtaining all of the federal and state regulatory approvals contemplated herein.

     4.07  LEGAL  PROCEEDINGS.  There  are  no  actions,  suits  or  proceedings
           ------------------
instituted, pending or, to the knowledge of Bourbon threatened, against Bourbon or any of its Subsidiaries or against any asset, interest or right of Bourbon or any of its Subsidiaries that, if decided against Bourbon or any of its Subsidiaries, would have a Material Adverse Effect on the ability of Bourbon to perform its obligations under this Agreement or any transactions contemplated by the Agreement to which it is a party.

                                    SECTION 5

                      COVENANTS AND CONDUCT OF THE PARTIES
                      ------------------------------------

     Kentucky First and Bourbon warrant and agree, as appropriate, that from the date hereof through the Closing Date:

     5.01 CONDUCT OF BUSINESS. Kentucky First and the Bank agree that during the
          -------------------
period from the date of this Agreement to the Effective Time (unless Bourbon shall otherwise agree in writing and except as otherwise contemplated by this Agreement), Kentucky First and the Bank shall conduct, and shall cause their Subsidiaries to conduct, their operations according to their ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact their current business organization, keep available the service of their current directors, officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that goodwill and ongoing business shall not be impaired in any material aspect at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement, prior to the Effective Time, Kentucky First and the Bank shall not, and shall cause the Kentucky First Subsidiaries not to, without the prior written consent of Bourbon:

          (a) Issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (i) any additional shares of capital stock of any class (including shares of Kentucky First Common Stock), or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest), or (ii) any other securities in respect of, in lieu of, or in substitution for, shares of Kentucky First Common Stock outstanding on the date hereof, except with respect to the options outstanding on the date hereof that have been Disclosed;

          (b) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding shares of Kentucky First Common Stock (except for the acquisition of trust account shares);

          (c) split, combine, subdivide or reclassify any shares of Kentucky First Common Stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution, whether in cash, stock, property or otherwise, in respect of any shares of Kentucky First Common Stock or otherwise make any payments to stockholders in their capacity as such, other than regularly scheduled quarterly dividends not in excess of $0.16 per share of Kentucky First Common Stock that are declared and paid in accordance with past practices (including with respect to the timing of such declaration and payment);

          (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Kentucky First or the Bank (other than the Merger);

          (e) adopt any amendments to the certificate of incorporation, charter or bylaws of Kentucky First or the Bank;

          (f) make any acquisition or disposition of assets or securities, except in the ordinary course of business consistent with past practices;

          (g) incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other person or entity, other than in the ordinary course of banking consistent with safe and sound banking practices; it being understood and agreed that the incurrence of indebtedness in the ordinary course of a federal savings bank's business shall include the creation of deposit liabilities, purchases of federal funds and demand and overnight Federal Home Loan Bank Funds, sales of certificates of deposit and entering into repurchase agreements, provided it is within applicable directives required by law or by the OTS or the FDIC to the end that such is not an unsafe or unsound banking practice according to the OTS or the FDIC;

          (h) offer any new deposit or loan product or service or, except as may be required to comply with applicable law, change its lending, investment, liability management, loan loss provision, loan loss charge-off or other material banking policies;

          (i) grant any increase in the compensation of any of the directors, officers or employees of Kentucky First or the Bank other than such increases that are consistent with past practice and set forth in the Kentucky First Disclosure Memorandum;

          (j) pay or agree to pay any pension, retirement allowance, severance or other employee benefit not required or contemplated by any of the existing Employee Benefit Plans or any agreements or arrangements as in effect on the date hereof to any such director, officer or employee, whether past or present, except as may be required by law or this Agreement;

          (k) enter into any new or amend or extend any existing employment or severance or termination agreement with any director, officer or employee;

          (l) except as may be required to comply with applicable law or to maintain the tax-qualified status of any such plan, become obligated under any new benefit plan or amend any existing benefit plan in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder;

          (m) make any capital expenditures or commitments for any capital expenditures in excess of $5,000, individually, or $10,000 in the aggregate, other than capital expenditures or commitments for any capital expenditures set forth in the Kentucky First Disclosure Memorandum;

          (n) make any material changes in its customary methods of marketing;

          (o) take, or agree to commit to take, any action that would make any representation or warranty of Kentucky First or the Bank contained herein inaccurate in any material respect at, or as of any time prior to, the Effective Time;

          (p) change its method of accounting in effect at June 30, 2002, except as required by changes in GAAP as concurred in by each party's independent auditors, or change its fiscal year;

          (q) take any action that would, or reasonably might be expected to, adversely affect the ability of Kentucky First, the Bank or Bourbon to obtain any of the regulatory approvals set forth in Section 6.01(b) without imposition of a condition or restriction of the type referred to in Section 7.1(d); or

          (r) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     5.02 DISCUSSION WITH OTHER PURCHASERS.
          --------------------------------

          (a) Kentucky First and the Bank shall not, and Kentucky First and the Bank shall direct and use their best efforts to cause their officers, directors, employees, agents and representatives (including, without limitation, any attorney, accountant, investment banker or other advisor retained by it) not to initiate, solicit or encourage, directly or indirectly, any Acquisition Proposal or engage in any negotiations or discussions with, or furnish any information or data to, any Person relating to an Acquisition Proposal. Kentucky First, the Bank and their officers, directors, employees, agents and representatives shall immediately cease any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.

          (b) Notwithstanding the provisions of Section 5.02(a), if, after the date of this Agreement, the Kentucky First Board receives an unsolicited written Acquisition Proposal (which Acquisition Proposal in the good faith judgment of Kentucky First's Board, after consultation with its outside legal counsel, is a Superior Proposal) from any Person and the Kentucky First Board reasonably concludes that the failure to engage in discussions or negotiations with such Person would be inconsistent with the Kentucky First Board's fiduciary duties to the stockholders of Kentucky First under applicable law, then (i) Kentucky First or the Kentucky First Board may, directly or indirectly, provide access to or furnish or cause to be furnished information concerning the business, properties or assets of Kentucky First or the Kentucky First Subsidiaries to such Person pursuant to an appropriate confidentiality agreement and Kentucky First or the Kentucky First Board may engage in discussions related thereto, and (ii)
Kentucky First or the Kentucky First Board may participate in and engage in discussions and negotiations with such Person regarding such Acquisition Proposal. In the event that, after the date of this Agreement, the Kentucky First Board receives an unsolicited written Acquisition Proposal and the Kentucky First Board determines in its good faith judgment, after consultation with its outside legal counsel, that such Acquisition Proposal is a Superior Proposal, the Kentucky First Board may enter into a definitive agreement with such Person in contemplation of such Superior Proposal; provided, however, Kentucky First shall concurrently with entering into a definitive agreement with a Person in contemplation of a Superior Proposal terminate this Agreement and immediately pay the amounts referred to in Section 7.03 of this Agreement to Bourbon in immediately available funds.

          (c) Kentucky First agrees that it will notify Bourbon immediately if any inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives in connection with an Acquisition Proposal. Kentucky First will promptly (within one Business Day) advise Bourbon following receipt of any proposal for a Acquisition Proposal and the substance thereof (including the identity of the Person making such proposal), and will keep Bourbon apprised of any related developments, discussions and negotiations (including the terms and conditions of the proposal) on a current basis. Kentucky First shall give written notice to Bourbon at least three (3) Business Days in advance of signing any definitive agreement with a Person (other than Bourbon) in contemplation of a Superior Proposal.

     5.03 ACCESS TO INFORMATION.  Upon reasonable notice, Kentucky First and the
          ---------------------
Bank shall afford to the officers, directors, employees, accountants, counsel and other authorized representatives of Bourbon ("Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to their books and records, properties, officers, directors, employees, counsel, accountants and other representatives, and, during such period, shall make available to such Representatives (i) a copy of any Securities Documents, (ii) a copy of each report, schedule and other document filed or received by them during such period pursuant to the requirements of federal or state banking laws (other than reports or documents that such parties are not permitted to disclose under applicable law) and (iii) all other information concerning their business, properties and personnel and all financial operating and other data as may reasonably be requested.  Bourbon  will  hold  any  such  information  that is  non-public  in confidence and, without limitation on its obligations under the preceding clause, Bourbon will hold any such information in confidence until such time that such information is or becomes generally available to the public other than as a result of a disclosure by Bourbon or any of its Representatives; provided,
                                                                       ---------
however, that this sentence shall not prohibit disclosure of such information to
-------
the extent required or reasonably contemplated by any subpoena, civil investigative demand or other similar process. No investigation by Bourbon shall affect the representations and warranties of Kentucky First, except to the extent such representations and warranties are by their terms qualified by information set forth in the Kentucky First Disclosure Memorandum.

     5.04 STOCKHOLDER  MEETING.  Kentucky First shall duly call, give notice of,
          --------------------
convene and hold a meeting of its stockholders to be held for the purpose of voting upon the approval of this Agreement and the transactions contemplated hereby (the "Stockholders Meeting"). Subject to the exercise by its Board of Directors of their fiduciary duties, Kentucky First will, through its Board of Directors, unanimously recommend to its stockholders approval of this Agreement and the transactions contemplated hereby. Kentucky First shall hold such meeting as soon as reasonably practicable after the date of this Agreement.

     5.05. PROXY STATEMENT.  Kentucky First shall prepare a proxy statement with
           ---------------
respect to the Stockholders Meeting providing no less than that information about this Agreement and the Merger that is required to be provided under the DGCL and the Securities Laws. Kentucky First shall solicit proxies from holders of Kentucky First Common Stock with respect to the vote on this Agreement and the transactions contemplated hereby at the Stockholders Meeting. Bourbon shall furnish all information concerning it as may be reasonably requested by Kentucky First in connection with the preparation of such proxy statement.

     5.06  PRESERVATION OF BUSINESS AND INVESTMENT  DECISIONS.  Each of Kentucky
           --------------------------------------------------
First and the Bank shall use its best efforts to preserve the possession and control of all of their respective assets, to preserve the goodwill of its respective customers and others with whom it has business relations, and to do nothing knowingly to impair the ability to keep and preserve its respective businesses existing on the date of this Agreement. Without in any way limiting the foregoing, Kentucky First and the Bank shall, and shall use their best efforts to cause their employees, agents and representatives, to preserve, safeguard and maintain for the sole benefit of Kentucky First and the Bank the confidentiality of all customer lists, records and other information not generally known to the public relating to the customers, business or operations of the Bank or Kentucky First. In addition, neither Kentucky First nor the Bank shall, without first consulting with either the Chief Executive Officer or President of Bourbon:

          (a) make any significant investment decision, including, without limitation, engaging in any interest rate swaps, futures or options transactions, purchases or sales of any marketable securities other than overnight Federal Reserve Funds, demand and overnight Federal Home Loan Bank
Funds, short-term U.S. Treasury securities or short-term securities of U.S. government agencies, or any other investment decision involving $100,000 or more.

          (b) make or commit to make any loan or other extension of credit (including any overdrafts), give any discount or enter into any financing lease
(i) in a manner that deviates in any way from the loan and underwriting policies of the Bank in effect on the date of this Agreement (a true and complete copy of which are attached as Item 5.06 of the Kentucky First Disclosure Memorandum), or
(ii) in an amount which, when aggregated with all other loans, commitments or extensions to such borrower or obligor, equals or exceeds $125,000; or

          (c) amend, modify or renew the terms or conditions of any existing loan, discount or financing lease (i) in a manner that deviates in any way from the loan and underwriting policies of the Bank, as reviewed by Bourbon and in effect on the date of this Agreement, or (ii) with a balance as of the date of this Agreement, or as of the date of such amendment, modification or renewal, equal to or in excess of $125,000.

Kentucky First and the Bank shall each continue to manage and monitor their loan and investment portfolio in a manner consistent with sound lending and investment practices outlined by applicable regulations. Kentucky First shall also deliver to Bourbon not less than monthly a list of all of its new loans or increases in existing loans to customers setting forth amount of such loans, the collateral securing such loans, and any other matters or information concerning such loans as Bourbon shall reasonably request.

     5.07 NOTIFICATION OF MATERIAL CHANGES AND LITIGATION.  Kentucky First shall
          -----------------------------------------------
provide Bourbon with prompt written notice, accompanied by a detailed description and analysis, (a) of any adverse or potentially adverse material change in the condition, earnings or businesses (other than matters affecting banks or bank holding companies generally, but only to the extent that such a change does not materially affect Kentucky First or the Bank to a materially different extent than other similarly situated banking organizations) of Kentucky First or the Bank, (b) of any event or condition of any character
(whether actual, threatened or contemplated) pertaining to the financial conditions, businesses or assets of Kentucky First or the Bank that has materially and adversely affected, or has a substantial possibility of
materially  and  adversely  affecting,   any  of  their  financial   conditions,
businesses  or  assets,  or to cause  any of its  businesses  to be  carried  on materially less profitably than prior to this Agreement (other than matters affecting banks or bank holding companies generally, but only to the extent that such a change does not materially affect Kentucky First or the Bank to a materially different extent than other similarly situated banking organizations), and (c) of all claims, regulatory proceedings and litigation (whether actual, or, to the knowledge of Kentucky First or the Bank, threatened or contemplated and whether or not material) against or possibly involving Kentucky First or the Bank, or any officer, employee or director of Kentucky First or the Bank (where such actual, or, to the knowledge of Kentucky First or the Bank, threatened or contemplated claims, regulatory proceedings or litigation arise in connection with actions taken or alleged to be taken by any officer, employee or director in his or her capacity as an officer, employee or director). Such adverse or potentially adverse material changes or such claims, proceedings or litigation shall include, without limitation, any adverse or potentially adverse material change in or any litigation arising in connection with any item or matter reported on the Kentucky First Disclosure Memorandum or any schedule, annex or document delivered by Kentucky First in connection with this Agreement.

     5.08  REASONABLE  EFFORTS.  Each of Kentucky First,  the Bank,  Bourbon and
           -------------------
Merger Subsidiary shall use all reasonable efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on Bourbon or Kentucky First with respect to the Merger and to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of stockholders of Kentucky First described herein, including using all reasonable efforts (a) to promptly prepare and file all necessary documentation, to effect all consents, authorizations, orders or approvals of any governmental entity, (b) to obtain (and to cooperate with another party to obtain) any necessary or appropriate consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party in connection with the Merger and the transactions contemplated by this Agreement, (c) to effect all necessary registrations, filings and submissions and (d) to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the requisite vote of the stockholders of Kentucky First.

     5.09  KENTUCKY  FIRST  FINANCIAL   STATEMENTS  Kentucky  First  shall  make
           ---------------------------------------
available to Bourbon true and complete copies of any Kentucky First Financial Statements for any annual, monthly or quarterly period ended subsequent to June 30, 2002 and prior to the Effective Time.

     5.10 EMPLOYEE BENEFIT PLANS.
          ----------------------

          (a) Prior to the Effective Time, and only if requested in writing by Bourbon, Kentucky First's Board of Directors shall adopt resolutions authorizing and approving the termination of the Kentucky First 401(k) Plan effective on a date prior to the Closing Date, subject to the receipt of all applicable regulatory or governmental approvals necessary or desirable in connection therewith.

          (b) On or before January 1, 2005, Kentucky First employees shall be entitled to participate in the 401(k) Plan sponsored by the Bourbon Entity (the "Bourbon 401(k) Plan") to the extent such employees are eligible to participate under the terms of the Bourbon 401(k) Plan, and past service with Kentucky First will be counted for Transferred Employees for purposes of eligibility and vesting in the Bourbon 401(k) Plan.

          (c) Except as otherwise specifically provided in this Section 5.10, Kentucky First employees will continue to be eligible to participate in the Kentucky First health, life and disability plans on substantially the same basis as immediately prior to the Effective Time, until such employees become eligible to participate in plans provided by the Bourbon Entity for similarly situated employees. Bourbon will take such actions as are reasonably necessary to ensure that (i) health, life and disability insurance coverage is maintained for employees of Kentucky First during the transition to the Bourbon employee benefit plans or substantially the same basis as immediately prior to the Effective Time, and (ii) there are no pre-existing condition limitations as to benefit payments or eligibility to participate in a Bourbon Entity's group health plan.

          (d) Except to the extent of commitments herein or other contractual commitments, if any, specifically made or assumed by Bourbon hereunder or by operation of law, neither Bourbon nor any Bourbon Entity shall have any obligation arising from the Merger to continue any Transferred Employees in its employ or in any specific job or to provide to any Transferred Employee any specified level of compensation or any incentive payments, benefits or perquisites.

          (e) Bourbon agrees to honor all employment agreements and deferred compensation agreements that Kentucky First and the Kentucky First Subsidiaries have with their current and former employees and directors and which have been Disclosed to Bourbon pursuant to this Agreement, except to the extent any such agreements shall be superseded or terminated at the Closing or following the Closing Date or otherwise as provided in this Agreement. Except for the agreements described in the preceding sentence and except as otherwise provided in this Section 5.10, the employee benefit plans of Kentucky First shall, in the sole discretion of Bourbon, be frozen, terminated or merged into comparable plans provided by the Bourbon Entity, effective as Bourbon shall determine in its sole discretion but not before the Effective Time.

          (f) Prior to the Effective Time, Kentucky First shall take such actions and pass such resolutions in connection with the ESOP as may be necessary to cause the trustee of the ESOP to surrender to the Exchange Agent the certificates representing all shares of Kentucky First Common Stock owned by the ESOP for payment at the Effective Time in accordance with this Agreement and permit the ESOP sponsor to take the following actions: (i) terminate the ESOP as soon as administratively practicable; (ii) cause the repayment by the trustee of the ESOP of the outstanding loan used to acquire the Kentucky First Common Stock and the release of the assets held as collateral in the ESOP suspense account;
(iii) allow for the allocation of unallocated assets held by the ESOP, after repayment of the loan, to the ESOP participants to the extent permitted by the ESOP and applicable law; (iv) obtain an IRS determination that the termination of the ESOP will not affect the qualified status of the ESOP under the Code; and
(v) provide for the distribution to participants of their interest in the ESOP. All of the foregoing actions with respect to the ESOP shall be taken as provided in the ESOP and in accordance with all applicable laws, and the termination process may commence prior to the Closing, but contingent upon Closing; provided that Bourbon may review all IRS filings and material documents before such documents are adopted or filed with any government agency.

          (g) Prior to the Effective Time, the Bank shall use its best reasonable efforts to obtain the consent of each of its directors with a Director's Deferred Compensation Agreement as listed in Item 3.15 of the Kentucky First Disclosure Memorandum to terminate such Deferred Compensation Agreement in exchange for a lump sum cash payment equal to the current value of such deferred compensation as listed in Item 3.15 at or prior to the Closing. Each non-employee director of the Bank will receive a cash lump-sum payment as provided for in the First Federal Savings Bank Retirement Plan for Non-Employee Directors at Closing, which payment shall be in the amount listed in Item 3.15 of the Kentucky First Disclosure Memorandum and will be in satisfaction of all obligations under that Plan.

          (h) In no event shall Kentucky First or any Kentucky First Subsidiary take any action or make any payments that could result, in the reasonable opinion of Bourbon or its professional advisors, either individually or in the aggregate, in the payment of an "excess parachute payment" within the meaning of
Section 280G of the Code or that could result, in the reasonable opinion of Bourbon or its professional advisors, either individually or in the aggregate, in payments that would be nondeductible pursuant to Section 162(m) of the Code.

     5.11 CERTAIN ACCOUNTING MATTERS Prior to the Effective Time, Kentucky First
          --------------------------
and the Bank shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, use their best efforts to modify or change (i) their accounting and financial policies and practices, including, without limitation, policies and practices arising in connection with record keeping, loan classification, valuation adjustments, levels of loan loss reserves and other accounting matters, and (ii) Kentucky First's lending, investment or asset/liability management policies; such that the policies and practices set forth in (i) and (ii) above shall be consistent with Bourbon's policies, practices and procedures; provided, that any action taken pursuant to this Section 5.11 shall not be deemed to constitute or result in the breach of any representation or warranty of Kentucky First contained in this Agreement.

     5.12 PRESS RELEASES  Bourbon and Kentucky First shall agree with each other
          --------------
as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby and thereby, and consult with each other as to the form and substance of other public disclosures related thereto; provided, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which in the opinion of its counsel is required by law.

     5.13 REPORTS  Kentucky First shall file (and shall cause the Kentucky First
          -------
Subsidiaries to file), between the date of this Agreement and the Effective Time, all material reports required to be filed by it with the Commission and any other regulatory authorities having jurisdiction over such party, and shall deliver to Bourbon, as the case may be, copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the Commission, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to the absence of notes and to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the Commission will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to a regulatory authority other than the Commission shall be prepared in accordance with requirements applicable to such reports.

                                    SECTION 6

                              CONDITIONS OF MERGER
                              --------------------

     6.01  CONDITIONS TO  OBLIGATIONS.  The  obligations  of Kentucky  First and
           --------------------------
Bourbon to consummate the Merger shall be subject to the satisfaction of the following conditions on or before the Closing Date:

          (a)  STOCKHOLDER  APPROVAL.  The Agreement shall have been approved by
               ---------------------
the stockholders of Kentucky First.

          (b)  REGULATORY  APPROVAL.  Bourbon  and  Kentucky  First  shall  have
               --------------------
obtained all appropriate orders, consents, approvals and clearances in the form and substance reasonably satisfactory to each of them, from the Federal Reserve, the OTS and all other regulatory agencies and other governmental authorities whose order, consent, approval, absence of disapproval, or clearance is required by law for the consummation of the transactions contemplated by this Agreement, and the terms of all requisite orders, consents, approvals and clearances shall permit the effectuation of the Merger.

          (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining
              ----------------------------------------
order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any governmental entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

     6.02  CONDITIONS TO OBLIGATIONS OF BOURBON.  The  obligations of Bourbon to
           ------------------------------------
effect the Merger shall be subject to the satisfaction of the following conditions, in addition to those set forth in Section 6.01, on or before the Closing Date:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS.
              -----------------------------------------

               (i) The representations and warranties of Kentucky First set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Kentucky First set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Effective Time, as though made on and as of the Effective Time, except as otherwise specifically contemplated by this Agreement, and except to the extent the representation or warranty is expressly limited by its terms to another date, in which case it shall have been true and correct as of such date; and Bourbon shall have received a certificate (which certificate may be qualified by knowledge) signed on behalf of Kentucky First by an executive officer of Kentucky First to such effect.

               (ii) Kentucky First shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Effective Time, and Bourbon shall have received a certificate from Kentucky First signed by its President, to that effect.

          (b)  PREDOMINANT  STOCKHOLDER  APPROVAL.  The  holders of no more than
               ----------------------------------
seven percent (7.00%) of the total number of outstanding shares of Kentucky First Common Stock shall have perfected or purportedly perfected their appraisal rights in accordance with Section 262 of the DGCL with respect to their shares in connection with the stockholders' approval of the transactions contemplated by this Agreement.

          (c) NO  MATERIAL  ADVERSE  EFFECT.  Since June 30,  2002,  no Material
              -----------------------------
Adverse Effect shall have occurred to Kentucky First or the Kentucky First Subsidiaries.

          (d) OPINION OF COUNSEL FOR KENTUCKY FIRST. Bourbon shall have received
              -------------------------------------
an opinion of counsel to Kentucky First and the Bank, dated as of the Closing Date, addressed to and otherwise in form and substance reasonably satisfactory to Bourbon, to the effect set forth in Annex D hereto.

          (e) STATUTORY REQUIREMENTS. All authorizations, consents and approvals
              ----------------------
of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit consummation by Bourbon and Kentucky First of the transactions contemplated by this Agreement and to permit the business presently carried on by Kentucky First and the Subsidiaries to continue unimpaired in all material respects immediately following the Effective Time shall have been obtained.

     6.03  CONDITIONS TO  OBLIGATIONS  OF KENTUCKY  FIRST.  The  obligations  of
           ----------------------------------------------
Kentucky First to effect the Merger shall be subject to the satisfaction of the following conditions, in addition to those set forth in Section 6.01, on or before the Closing Date:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS.
              -----------------------------------------

               (i) The representations and warranties of Bourbon and Merger Subsidiary set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Bourbon and Merger Subsidiary set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Effective Time, as though made on and as of the Effective Time, except to the extent the representation or warranty is expressly limited by its terms to another date, in which case it shall have been true and correct as of such date, and Kentucky First shall have received a certificate (which certificate may be qualified by knowledge) signed on behalf of each of Bourbon and Merger Subsidiary by an executive officer of Bourbon and Merger Subsidiary, respectively, to such effect.

               (ii) Bourbon and Merger Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Effective Time, and Kentucky First shall have received a certificate from each of Bourbon and Merger Subsidiary signed by its President, to that effect.

          (b) STATUTORY REQUIREMENTS. All authorizations, consents and approvals
              ----------------------
of all federal, state, local, and foreign governmental agencies and authorities required to be obtained in order to permit consummation by Kentucky First and Bourbon of the transactions contemplated by this Agreement and to permit the business presently carried on by Kentucky First and the Kentucky First Subsidiaries to continue unimpaired in all material respects immediately following the Effective Time shall have been obtained.

          (c) OPINION OF BOURBON'S  COUNSEL.  Kentucky  First and the Bank shall
              -----------------------------
have been furnished with an opinion of counsel to Bourbon and the Merger Subsidiary, dated as of the Closing Date, addressed to and otherwise in form and substance reasonably satisfactory to Kentucky First and the Bank, to the effect set forth in Annex E hereto.
             -------

          (d)  EXCHANGE  AGENT  CERTIFICATE.   The  Exchange  Agent  shall  have
               ----------------------------
delivered to Kentucky First a certificate that Bourbon has delivered to the Exchange Agent the aggregate Merger Consideration for all shares of Kentucky First Common Stock to be acquired hereunder.

                                    SECTION 7
                                    ---------

                            TERMINATION OF AGREEMENT
                            ------------------------

     7.01  TERMINATION  RIGHTS.  This  Agreement  may be  terminated at any time
           -------------------
before the Effective Time:

          (a) By Kentucky First and Bourbon, if for any reason consummation of the transactions contemplated by this Agreement is inadvisable in the opinions of both the board of directors of Kentucky First and Bourbon;

          (b) By either Kentucky First or Bourbon (if its board of directors so determines by vote of a majority of the members of its entire board) if the Effective Time shall not have occurred on or before February 29, 2004 or such later date as the parties may have agreed on in writing, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of (i) the party seeking to terminate pursuant to this Section 7.01(d) or (ii) any of the Management Stockholders (if Kentucky First is the party seeking to terminate), which action or inaction is in violation of its obligations under this Agreement or, in the case of the Management Stockholders, his, her or its obligations under the relevant Voting Agreement;

          (c) At any time prior to the Effective Time, by either Bourbon or Kentucky First (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if its board of directors so determines by vote of a majority of the members of its entire board, in the event of: (i) a material breach by Bourbon or Kentucky First, as the case may be, of any representation or warranty contained herein, which breach would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in 6.02 or 6.03, as the case may be, and which cannot be or has not been cured within the earlier of 45 days after the giving of written notice to the breaching party or parties of such breach or February 29, 2004, provided, however, that Kentucky First shall not be entitled to terminate this

Agreement under this Section 7.01(c) for any breach or alleged breach of any of the representations and warranties of Bourbon and Merger Subsidiary contained in
Section 4.05 if such breach does not render Bourbon incapable of delivering the Merger Consideration at the Closing, or in Section 4.06 or 4.07 if any inaccuracy or breach of any such representation does not prevent the receipt of any requisite regulatory approvals; or (ii) a material breach by Bourbon or Kentucky First, as the case may be, of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within the earlier of 45 days after the giving of written notice to the breaching party or parties of such breach or February 29, 2004;

          (d) By either Kentucky First or Bourbon if the stockholders of Kentucky First do not approve the Agreement at the Stockholder Meeting;

          (e) By Kentucky First, upon giving written notice to Bourbon, pursuant to Section 5.02(b); or

          (f) By Bourbon if (i) the Kentucky First Board has withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger, or approved or recommended an Acquisition Proposal, (ii) Kentucky First enters into any agreement with a Person with respect to a transaction, the proposal of which qualifies as an Acquisition Proposal, or (iii) (A) a third party commences a tender offer or an exchange offer for ten percent (10%) or more of the outstanding shares of Kentucky First's Common Stock, and (B) the Kentucky First Board has recommended that the stockholders of Kentucky First tender their shares in such tender or exchange offer.

     7.02 EFFECT OF  TERMINATION.  Upon  termination of this Agreement by either
          ----------------------
Bourbon or Kentucky First pursuant to this Section 7, except for this Section 7, the confidentiality provisions of Sections 5.03 and 8.03 which shall survive to the fullest extent permitted by law, (a) this Agreement shall be void and of no further effect, and (b) there shall be no liability by reason of this Agreement, or the termination thereof on the part of Bourbon, Merger Subsidiary, Kentucky First or the Bank or the respective directors, officers, employees, agents or stockholders of any of them, unless such termination results from a party's willful or reckless misrepresentation or intentional or reckless breach of any covenant or representation or warranty contained herein. In such event, the terminating party shall have all remedies available to it at law or in equity.

     7.03 TERMINATION AMOUNT AND EXPENSES.
          -------------------------------

          (a) Except as set forth in this Section 7.03, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid in accordance with the provisions of Section 8.03.

          (b) Kentucky First agrees that if (i) this Agreement is terminated pursuant to Section 7.01(d) and the shares of Kentucky First Common Stock subject to the Voting Agreement shall not have been voted in accordance with the terms thereof; (ii) Kentucky First shall terminate this Agreement pursuant to
Section  7.01(e);  (iii)  Bourbon shall  terminate  this  Agreement  pursuant to
Section 7.01(f);  or (iv) (A) Bourbon shall terminate this Agreement pursuant to
Section   7.01(c)
because Kentucky First willfully breaches any of its representations, warranties, covenants, or agreements, and (B) Kentucky First executes a definitive agreement contemplating an Acquisition Proposal with any Person (other than Bourbon) within one (1) year following the Termination Date; then Kentucky First shall pay to Bourbon a termination fee in an amount equal to
$700,000 (the "Termination Amount"). The Termination Amount shall be paid immediately upon termination; provided, however, if the Termination Amount is payable pursuant to clause (iv) above, the Termination Amount shall be paid on or before the execution of the definitive agreement contemplating such Acquisition Proposal.

          (c) Kentucky First agrees that, if (i) Bourbon shall terminate this Agreement pursuant to Section 7.01(c), (ii) either Bourbon or Kentucky First terminate this Agreement pursuant to Section 7.01(d), (iii) Kentucky First shall terminate this Agreement pursuant to Section 7.01(e), or (iv) Bourbon shall terminate this Agreement pursuant to Section 7.01(f), then Kentucky First shall pay to Bourbon, within five (5) Business Days of receipt by Kentucky First of a written notice from Bourbon evidencing Bourbon's documented expenses, an amount equal to Bourbon's documented expenses; provided that such amount shall not exceed $200,000. Notwithstanding the foregoing, any recovery by Bourbon under
Section 7.03(b) shall not preclude Bourbon from recovering also under Section 7.03(c); provided that such payment shall be used to reduce the amount payable pursuant to Section 7.03(b) herein in the event a payment is made pursuant to such Section 7.03(b).

          (d) Each Party  acknowledges  that the  agreements  contained  in this
Section 7.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, such party would not enter into this Agreement; accordingly, if a party fails to pay promptly amounts due hereunder, and, in order to obtain such payment, the other party commences a suit which results in a judgment against Kentucky First for such amounts, the non-prevailing party shall pay the prevailing party's reasonable expenses (including reasonable attorneys' fees) incurred in connection with such suit.

          (e) Any payment required to be made pursuant to this Section 7.03 shall be made on the requisite payment date by wire transfer of immediately available funds to an account designated by Bourbon.

                                    SECTION 8
                                    ---------

                                  MISCELLANEOUS
                                  -------------

     8.01   DELIVERIES   AND   NOTICES.   Any   deliveries,   notices  or  other
            --------------------------
communications required or permitted hereunder shall be deemed to have been duly made or given (i) if delivered in person, or (ii) if sent by registered mail, return receipt requested, postage prepaid, and addressed as follows:

                  (a)      If to Kentucky First or the Bank:

                           Kentucky First Bancorp, Inc.
                           308 North Main Street
                           P. O. Box 368

                           Cynthiana, Kentucky  41031
                           Attn: Betty J. Long


                  with a copy to:

                           Stradley Ronon Stevens & Young LLP
                           1220 19th Street, N.W.
                           Suite 600
                           Washington, D.C.  20036
                           Attn: Gary R. Bronstein

                  (b)      If to Bourbon:

                           Bourbon Bancshares, Inc.
                           4th & Main Streets
                           P. O. Box 157
                           Paris, Kentucky  40362
                           Attn: Buckner Woodford IV

                  with a copy to:

                           Frost Brown Todd LLC
                           400 West Market Street, 32nd Floor
                           Louisville, Kentucky  40202-3354
                           Attn:   David L. Beckman, Jr.

or if sent to such substituted address as Kentucky First, the Bank, or Bourbon has given to the other in writing.

     8.02 WAIVERS.  No waivers or failure to insist upon strict  compliance with
          -------
any obligation, covenant, agreement or condition of this Agreement shall operate as a waiver of, or an estoppel with respect to, any subsequent or other failure.

     8.03 EXPENSES.  Except as otherwise provided in this Agreement,  each party
          --------
shall assume and pay its own legal, accounting and other expenses incurred in connection with the transactions contemplated by this Agreement. Bourbon shall bear the expenses of applying for regulatory approval for the Merger. Kentucky First shall cause its attorneys and accountants to bill it on a monthly basis for all fees and expenses incurred and shall promptly accrue and pay such bills.

     8.04 HEADINGS,  COUNTERPARTS,  AND PRONOUNS. The headings in this Agreement
          --------------------------------------
have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Wherever from the context it appears appropriate, pronouns stated in the masculine, feminine or neuter in this Agreement shall include the masculine, feminine and neuter.

     8.05  ANNEXES  AND  DISCLOSURE  MEMORANDUM.   The  annexes  and  disclosure
           ------------------------------------
memorandum to this Agreement are incorporated herein by this reference and expressly made a part hereof.

     8.06  ENTIRE  AGREEMENT.  All prior  negotiations  and  agreements,  by and
           -----------------
between Kentucky First and Bourbon are superseded by this Agreement and the Voting Agreements, and there are no representations, warranties, understandings or agreements between the parties other than those expressly set forth herein or in an annex or disclosure letter delivered or to be delivered in connection herewith.

     8.07 GOVERNING LAW. This Agreement  shall be governed by, and construed and
          -------------
interpreted in accordance with, the laws of the Commonwealth of Kentucky and the United States.

     8.08 TERMINATION OF REPRESENTATIONS AND WARRANTIES. The representations and
          ---------------------------------------------
warranties contained in this Agreement shall terminate at the Effective Time, and shall thereafter be of no further force and effect.

     8.09  BANK.   The  Bank  joins  in  this   Agreement  for  the  purpose  of
           ----
acknowledging the covenants of Kentucky First hereunder, making the covenants set forth in Section 5.08 and representing and warranting to Bourbon that, to its knowledge, the representations of Kentucky First herein as to the Bank or its business, are true and correct in all material respects. The Bank acknowledges that in consideration of the foregoing, the Bank shall benefit from a smooth and orderly transition in the ownership and control of Kentucky First.

     8.10  INDEMNIFICATION  AND D & O Insurance.  Subject to availability  and a
           ------------------------------------
cost not to exceed $24,989, Bourbon shall permit Kentucky First and the Bank to purchase and keep in force for a period of at least three (3) years following the Effective Time, directors' and officers' liability insurance to provide coverage for acts or omissions of the type and in the amount covered by Kentucky First and the Bank's existing directors' and officers' liability insurance for acts or omissions occurring on or prior to the Effective Time. Notwithstanding the foregoing, Bourbon further agrees to indemnify all current and former directors and executive officers from any acts or omissions in such capacities prior to the Effective Time, to the extent that such indemnification is provided pursuant to the Certificate of Incorporation or Bylaws of Kentucky First on the date hereof and is permitted under the DGCL.

     8.11 BENEFIT AND BINDING EFFECT.  This Agreement shall be binding upon, and
          --------------------------
shall inure to the benefit of, the parties hereto and their successors and assigns; provided, however, that no party to this Agreement shall assign its rights or obligations hereunder without the express written consent of the other party, which consent shall not be unreasonably withheld.

     8.12 NO THIRD PARTY BENEFICIARIES. It is expressly understood and agreed by
          ----------------------------
the parties hereto that any representation, warranty or covenant by a party contained herein is made only for the benefit of the other party hereto, and that accordingly no person or entity not a party to this

Agreement shall have any cause of action with respect to (or be deemed in any fashion a third party beneficiary of) any representation, warranty or covenant (or breach thereof) in this Agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Kentucky First, Merger Subsidiary and Bourbon have executed and delivered multiple originals of this Agreement as of the date set forth in the preamble hereto.


                                 KENTUCKY FIRST BANCORP, INC.


                                 By /s/ Betty J. Long
                                    --------------------------------------------
                                    Betty J. Long, President


                                 And by /s/ Kevin R. Tolle
                                        ----------------------------------------
                                        Kevin R. Tolle, Secretary


                                 BOURBON ACQUISITION CORP.


                                 By /s/ Buckner Woodford IV
                                    --------------------------------------------
                                    Buckner Woodford IV, Chief Executive Officer


                                 And by /s/ Gregory J. Dawson
                                        ----------------------------------------
                                        Gregory J. Dawson, Secretary


                                 BOURBON BANCSHARES, INC.


                                 By /s/ Buckner Woodford IV
                                    --------------------------------------------
                                    Buckner Woodford IV, President


                                 And by /s/ Gregory J. Dawson
                                        ----------------------------------------
                                        Gregory J. Dawson, Secretary

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                          KENTUCKY FIRST BANCORP, INC.,

                            BOURBON BANCSHARES, INC.

                                       AND

                            BOURBON ACQUISITION CORP.

                                       AND

                                  JOINED IN BY

                 FIRST FEDERAL SAVINGS BANK, CYNTHIANA, KENTUCKY

                                     ANNEX A

                                VOTING AGREEMENT
                                ----------------

                                VOTING AGREEMENT

     This is a VOTING AGREEMENT dated as of July 8, 2003 (the "Agreement") by and between the undersigned holder of capital stock ("Stockholder") of Kentucky First Bancorp, Inc., a Delaware corporation ("Kentucky First"), and Bourbon Bancshares, Inc., a Kentucky corporation ("Bourbon"). Capitalized terms used herein and not defined herein have the respective meanings set forth in the Merger Agreement (as defined below).

     WHEREAS, Bourbon and Kentucky First have entered into an Agreement and Plan of Merger, dated as of July 8, 2003 (as such agreement may be subsequently amended or modified is hereinafter referred to as the "Merger Agreement"), providing for the merger of Kentucky First and a wholly owned subsidiary of Bourbon (the "Merger");

     WHEREAS, as of the date hereof, Stockholder beneficially owns (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) and has voting power with respect to the number of shares of common stock, par value $.01 per share (the "Common Stock"), of Kentucky First set forth opposite Stockholder's name on Appendix 1 attached hereto (such shares, together with any other shares of Common Stock which Stockholder acquires beneficial ownership in any capacity after the date hereof and prior to the termination of this Agreement, are hereinafter referred to as the "Shares"); and

     WHEREAS, as a condition to the willingness of Bourbon to enter into the Merger Agreement, Parent has required that each Management Stockholder enter into this Agreement with respect to such Shares; and

     WHEREAS, the Stockholder intends this Agreement to be a voting agreement authorized under Section 218(c) of the Delaware General Corporation Law.

     NOW, THEREFORE, in consideration of, and as a condition to, Bourbon entering into the Merger Agreement, and in consideration of the expenses incurred and to be incurred by Bourbon in connection therewith, the parties hereto agree as follows:

     1. AGREEMENT TO VOTE. While this Agreement is in effect, Stockholder agrees to vote or cause to be voted all Shares that Stockholder shall be entitled to so vote, whether such Shares are held of record or beneficially owned by Stockholder, at the special meeting of Kentucky First's shareholders to be called and held following the date hereof (including any adjournment or postponement thereof, the "Kentucky First Meeting") or at any other meeting of Kentucky First's stockholders, and in connection with every action or approval by written consent of Kentucky First, (a) in favor of the approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (b) against any Acquisition Proposal.

     2. AGREEMENT TO RETAIN SHARES. While this Agreement is in effect, other than as provided herein, Stockholder agrees that he or she will not sell, assign, transfer or otherwise dispose of (including, without limitation, by the creation of a lien, claim, charge or other encumbrance), or permit to be sold, assigned, transferred or otherwise disposed of, any Shares beneficially owned by Stockholder, except (a) transfers by will or by operation of law, in which case this Agreement shall bind the transferee, (b) transfers to any other Management Stockholder who has executed a copy of this Agreement on the date hereof with respect to the Shares held by such stockholder, and (c) as Bourbon may otherwise agree in its sole discretion.

     3. AGREEMENT TO COOPERATE. Stockholder agrees to assist and cooperate with Bourbon and Kentucky First in doing all things reasonably necessary, proper or advisable under applicable law as promptly as practicable to consummate and make effective the Merger and the other transactions contemplated by this Agreement.

     4. LEGEND. Stockholder acknowledges that Kentucky First shall cause its transfer agent to note on its records for Kentucky First (in whatever from maintained) that such Shares are subject to the restrictions on voting and transfer set forth herein, and at Bourbon's request shall have any existing certificates representing Shares subject to this Agreement canceled and reissued bearing the following legend:

     "THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN VOTING AND TRANSFER RESTRICTIONS CONTAINED IN A VOTING AGREEMENT BY AND BETWEEN BOURBON BANCSHARES, INC. AND CERTAIN BENEFICIAL OWNERS OF KENTUCKY FIRST BANCORP, INC. AND THEE SHARES MAY BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE THEREWITH. COPIES OF THE ABOVE-REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF KENTUCKY FIRST BANCORP, INC."

     5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder hereby represents and warrants to Bourbon as follows:

          (a) Stockholder has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a legal, valid and binding agreement with respect to Stockholder, enforceable against Stockholder in accordance with its terms, except to the extent enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights and remedies generally.

          (b) Stockholder (i) beneficially owns the number of Shares indicated opposite Stockholder's name on Appendix 1, hereto, free and clear of any liens, claims, charges or other encumbrances of any kind whatsoever, except as disclosed on Appendix 1, and has unrestricted voting power with respect to such Shares with no limitations, qualifications or restrictions on such rights and (ii) does not beneficially own any shares of capital stock of Kentucky First other than such Shares as to which Stockholder does not have voting power except as disclosed on Appendix 1.

          (c) There are no proxies, voting trusts or understandings to or by which Stockholder is a party or bound or that expressly requires that any of the Shares be voted in a specific manner other than as provided in this Agreement or that provides for any right on the part of any other person other than Stockholder to vote such Shares.

     6. TERM OF AGREEMENT. The Agreement shall remain in full force and effect until the earlier of (a) the consummation of the Merger or (b) the termination of the Merger Agreement in accordance with its terms.

     7. SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. Stockholder has signed this Agreement intending to be bound thereby. Stockholder expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against Stockholder. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

     8. WAIVERS. No waivers of any breach of this Agreement extended by Bourbon to Stockholder shall be construed as a waiver of any rights or remedies of Bourbon with respect to any other Management Stockholder or with respect to any subsequent breach of Stockholder or any other stockholder of Kentucky First.

     9. AMENDMENTS AND MODIFICATIONS. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     10. GOVERNING LAW. This Agreement is deemed to be signed as a sealed instrument and is to be governed by the laws of the Commonwealth of Kentucky, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

     11.   COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

     EXECUTED as of the date first above written.

STOCKHOLDER                                BOURBON BANCSHARES, INC.


_______________________________            By: ________________________________
[Signature]
_______________________________            Title: _____________________________
Print Name

                                   APPENDIX 1



Print Name                                                     Number of Shares

                                     ANNEX B

                                 LONG AGREEMENT
                                 --------------

                              SEPARATION AGREEMENT

     This is an Agreement (the "Agreement") dated as of July 8, 2003 ("Agreement Date"), by and among Bourbon Bancshares, Inc., a Kentucky Corporation ("Bourbon"), Bourbon Acquisition Corp., a Delaware corporation which is wholly owned by Bourbon ("Merger Subsidiary"), Kentucky First Bancorp, Inc. a Delaware Corporation ("Kentucky First"), First Federal Savings Bank, Cynthiana, Kentucky, a federally chartered savings bank (the "Bank") and Betty J. Long (the "Executive").

                                    RECITALS
                                    --------

     WHEREAS, the Executive is president and chief executive officer of Kentucky First and the Bank; and

     WHEREAS, each of Kentucky First and the Bank have entered into employment agreements as well as a variety of other agreements and arrangements with the Executive under which the Executive is entitled to certain payments in the event of a change in control of Kentucky First or under certain other circumstances; and

     WHEREAS, Bourbon, Merger Subsidiary and Kentucky First are prepared to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Merger Subsidiary will merge with and into Kentucky First on the terms and conditions set forth therein and, in connection therewith, outstanding shares of Kentucky First Common Stock will be converted into the right to receive the Merger Consideration in the manner set forth, therein; and

     WHEREAS, as an inducement to Bourbon to enter into the Merger Agreement, Kentucky First and the Bank (collectively, the "Employers") and the Executive desire to enter into this Agreement among themselves and with Bourbon so as to set forth their mutual understanding of various matters relating to the Executive.

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto agree as follows:

     1. TERMINATION OF EMPLOYMENT, DIRECTORSHIPS. At the Effective Time (as such term is defined in the Merger Agreement), or at the time specified below, all employment and director relationships between the Executive and Kentucky First and the Bank shall terminate. Without limiting the foregoing, the Employers and the Executive agree that:

          (a) the Executive voluntarily terminates her employment as an employee and officer of Kentucky First and the Bank, pursuant to Section 11(e) of the Employment Agreements (as defined in section 2(b)(i) hereof) at the end of business on the first business day after the Effective Time;

          (b) the Executive voluntarily resigns from her membership on the boards of directors of Kentucky First and the Bank as of the Effective Time; and

          (c) the Executive resigns as a trustee of the First Federal Savings & Loan Association of Cynthiana Thrift 401(k) Profit Sharing Plan as of the Effective Time.

     2. TERMINATION OF VARIOUS EMPLOYMENT ARRANGEMENTS.

          (a) DEFINITION OF EMPLOYMENT ARRANGEMENT. The term "Employment Arrangement" shall mean any plan, agreement or arrangement of Kentucky First or the Bank (i) to which the Executive is a party, or (ii) with respect to which the Executive is a direct or indirect beneficiary, or (iii) under or with respect to which the Executive may have any right to receive compensation, payments or any other benefit.

          (b) TERMINATION OF EMPLOYMENT ARRANGEMENTS. Except as otherwise provided in Section 3 or in Section 4, from and after the Effective Time, the Executive shall not be entitled to receive any further payments or benefits under any Employment Arrangements. Without limiting the generality of the foregoing, the parties specifically agree that from and after the Effective Time, each of the Employment Arrangements shall automatically terminate without the necessity of any further action on the part of any party thereto, with the result that any and all obligations of either Employer under the Employment Arrangements shall be null and void and neither the Executive nor any heir, successor or assignee shall have any continuing rights thereunder. In furtherance of the limitations on rights and benefits described in this Section 2(a), from and after the Effective Time the following Employment Arrangements will terminate:

               (i) The Amended and Restated Employment Agreement between the Executive and Kentucky First and the Amended and Restated Employment Agreement between the Executive and Bank, both effective as of February 24, 2003, (collectively, the "Employment Agreements"), provided that and notwithstanding any provision of this Agreement to the contrary, the covenants of Section 11(f) of the Employment Agreements (the "Covenants") shall survive the termination of the Employment Arrangements.

               (ii) The First Federal Savings Bank Supplemental Executive Retirement Agreement; and

               (iii) Any other Employment Arrangement now in existence or hereinafter adopted that is not specifically listed as a "Permitted Arrangement" under Section 4.

     3. PAYMENTS TO THE EXECUTIVE. In connection with the terminations provided in Section 1 and in Section 2, Kentucky First or Bank shall pay the following amounts to the Executive, immediately prior to the Effective Time, provided that Executive's employment with Kentucky First and Bank has not terminated before that time other than pursuant to Section 1 hereof:

          (a) ACCRUED BASE SALARY. Immediately prior to the Effective Time, Kentucky First or Bank shall pay to the Executive a cash amount equal to the Executive's accrued but unpaid annual base salary for the period ending at the end of business on the first business day after the Effective Time. The Executive represents to each of the other parties hereto that her base salary has been paid to her in full through and including the last regular payment date established by the Employers for the payment of wages to its employees.

          (b) EMPLOYMENT ARRANGEMENT TERMINATION PAYMENT. Immediately prior to the Effective Time, Kentucky First or the Bank shall pay to the Executive a cash amount equal to the Termination Payment. The Termination Payment shall be the product of 2.99 times Executive's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder, which, if the Effective Time occurs in 2003 is $317,977, less all applicable federal and state tax withholding obligations.

          (c) COVENANT COMPENSATION. Immediately prior to the Effective Time, Kentucky First or the Bank shall pay to the Executive a cash amount equal to $150,000 (the "Covenant Compensation"), less all applicable federal and state tax withholding obligations, in consideration for the survival of the Covenants, as provided in Subsection 2(b)(i) of this Agreement.

          (d) PAYMENT FOR VESTED STOCK OPTIONS. As provided in the Merger Agreement, Executive shall be paid a cash amount equal to the Stock Options Payment, less all applicable federal and state tax withholding obligations. The Stock Options Payment shall be the lesser of: (i) $ 586,347.91; or (ii) $13.5125 times the number of Options granted to Executive which have vested under the Kentucky First Bancorp Inc. Stock Option and Incentive Plan (the "Stock Option Plan") and which Executive has not yet exercised as of the Effective Time.

          (e) PAYMENT FOR UNUSED VACATION. Immediately prior to the Effective Time, Kentucky First or Bank shall pay to the Executive a cash amount equal to the Executive's accrued but unused vacation for the year based on her termination date of the end of business on the first business day after the Effective Time. The Executive acknowledges and agrees that vacation has not accrued from year to year and this payment will represent only unused current year vacation time. In the event the Effective Time does not occur until 2004, Executive will also be paid for any unused vacation from 2003.

     4. CERTAIN SPECIFIED PERMITTED ARRANGEMENTS AND AGREEMENTS TO REMAIN IN EFFECT.

          (a) Except as expressly provided in this Agreement, the parties agree that the provisions of section 2(a) shall have no effect on the rights and obligations of the Executive as an employee terminating employment as provided in section 1 and the Employers under the following plans and arrangements in the form in effect on the Agreement Date and disclosed to Bourbon as of such date (collectively, the "PERMITTED ARRANGEMENTS"):

               (i) Kentucky First Bancorp, Inc. Employee Stock Ownership Plan

               (ii) First Federal Savings and Loan Association of Cynthiana Thrift 401(k) Profit Sharing Plan

               (iii) First Federal Savings Bank Disability Insurance Plan through Kentucky Bankers Association

               (iv) First Federal Savings Bank Health Insurance through Kentucky Bankers Association with Anthem - Blue Access (PPO)

               (v) First Federal Savings Bank Dental Insurance through Kentucky Bankers Association with Delta - Premier Plan with Orthodontics

               (vi) First Federal Savings Bank Group Term Life Insurance through Kentucky Bankers Association

               (vii) First Federal Savings Bank Section 125 Plan

               (viii) Life Insurance Policy from Transamerica, whole life policy owned by Executive, with a portion of the premiums paid by the Bank, which Bank premium payments will cease at the Effective Time

               (ix) Life Insurance through Kentucky Bankers Association with MONY, paid for with employee payroll deduction.

          (b) Executive's rights and responsibilities under the Permitted Arrangements as of the Effective Time are as provided by applicable law, plan provisions and administration without regard to this Agreement.

          (c) This Agreement (including Section 9 hereof) shall not impair Executive's rights regarding continued directors' and officers' liability insurance and indemnity rights pursuant to Section 8.10 of the Merger Agreement.

     5. TERMINATION OF THE STOCK OPTION PLAN. The Executive and the Bank agree that, as of the Agreement Date, the Stock Option Plan shall be amended to provide for the cash payment referenced in Section 3(d) of this Agreement. The Executive hereby confirms that she has no rights other than those preserved in
Section 3(d) in connection with such Plan and all parties agree that no options will be granted under the Stock Option Plan between the Agreement Date and the Effective Time.

     6. TERMINATION OF THE SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT. The Executive and the Bank agree that, as of the Effective Time, the First Federal Savings Bank Supplemental Executive Retirement Agreement (the "SERP") is terminated pursuant to Article XVII of the SERP, and the Executive confirms that she has no rights or entitlement to anypayment or benefits under the SERP.

     7. SICK LEAVE AND VACATION PAY. Executive may take any vacation and sick leave she is entitled to between the Agreement Date and the Effective Time in accordance with the policies established by the Employers. The Executive acknowledges and agrees that she shall not receive any additional compensation from the Employers on account of her failure to take sick leave, and unused vacation for the current year shall be paid as provided in section 3(e).

     8. NO OTHER RIGHTS TO BENEFITS IN CONNECTION WITH CHANGE IN CONTROL. For the sake of clarity, the parties note that the following provisions (among others) relate to the time period between the Agreement Date and the Effective Time.

          (a)  The  Executive   understands   that  under   various   Employment
Arrangements a "change in control" may be deemed to have occurred before the Effective Time and that the Executive may have various rights to obtain benefits and payments before the Effective Time as a result of the occurrence or prospect of a change in control, because of her expected termination of employment, or otherwise.

          (b) The Executive agrees and confirms, for the benefit of each Employer and for the benefit of Bourbon, that, notwithstanding the provisions of any Employment Arrangement, she will not be entitled to receive, will not take any action to obtain, and will not accept, any payments or other benefits of any kind whatsoever between the Agreement Date and the Effective Time other than:

               (i) the benefits to which she is specifically entitled pursuant to Section 3 or Section 4 of this Agreement;

               (ii) regular incremental payments of her base salary and director fees at the rates in effect on the Agreement Date;

               (iii) reimbursement in the ordinary course of reasonable and necessary business expenses;

     9. WAIVER AND ASSIGNMENT OF ALL CLAIMS - KNOWN AND UNKNOWN.


          (a) Full General Release of All Claims. Executive, for herself and her
              ----------------------------------
heirs, executors, administrators, insureds and assigns, as well as any and all others acting through or on her behalf, releases Bourbon and the Employers and their owners, directors, insurers, former and present employees, officers, agents, representatives, attorneys, parents, subsidiaries and affiliates, predecessors, and successors, (the "Releasees") from any and all legal and equitable claims, of any nature whatsoever, arising out of events occurring before or on the Agreement Date. Executive understands that the Bourbon and the Employers are not seeking this release because they believe that she has any valid legal claim against the Releasees.

          Claims being released under this Agreement include, but are not limited to, any and all claims against the Releasees arising under any federal, state or local statutes, ordinances, resolutions, regulations or constitutional provisions and/or common law(s), from any and all actions, causes of action, lawsuits, debts, charges, complaints, liabilities, obligations, promises, agreements, controversies, damages and expenses of any and every nature whatsoever, both legal and equitable, whether known or unknown, which Executive had, has ever had, now has or may have against the Releasees, including, but not
                                                                         -------
limited to, (1) any and all claims  which were,  or could have been  asserted in
----------
any lawsuit, (2) any and all claims arising out of Executive's employment by the Employers and her separation from that employment, (3) any and all claims of discrimination or retaliation arising under local, state or federal law including, but not limited to, Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss.ss. 2000e et seq.; 42 U.S.C. ss.ss. 1981, 1981A, 1983 and 1985; the
Americans With Disabilities Act, 42 U.S.C. ss.ss. 12101 et seq.; the Federal Rehabilitation Act of 1973; the Age Discrimination in Employment Act, as amended, 29

U.S.C. ss.ss. 626 et seq., the Older Worker Benefit Protection Act, 29 U.S.C. ss.ss.621 et seq.; the Family and Medical Leave Act of 1993, 29 U.S.C. ss.ss. 2601 et seq.; the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.ss. 1001, et seq., Executive Order 11246, each, as amended, and all other such similar statutes, city or county ordinances or resolutions and applicable state anti-discrimination laws; (4) any and all tort claims including, but not limited to, claims of wrongful termination, constructive discharge, defamation, invasion of privacy, interference with contract, interference with prospective economic advantage and intentional or negligent infliction of emotional distress and outrage; (5) any and all contract claims whether express or implied; (6) any and all claims for unpaid wages, benefits or entitlements asserted under the Fair Labor Standards Act, 29 U.S.C. ss.ss. 201 et seq. or under applicable state wages and hours laws; (7) any and all claims for unpaid benefits or entitlements asserted under any Company plan, policy, benefits offering or program except as otherwise required by law or preserved in this Agreement; (8) any and all claims under applicable state workers' compensation laws; (9) any and all claims for attorneys' fees, interest, costs, injunctive relief or reinstatement to which Executive is, claims to be or may be, entitled; and (10) any claims under any written, unwritten or implied employment contract or agreement other than this Agreement.

          (b) Assignment of All Claims;  Agreement Not to Sue.  Executive hereby
              -----------------------------------------------
assigns to the Employers and to Bourbon, without restriction, any and all suits, actions, charges or claims, of any nature whatsoever, known or unknown, accrued or not accrued, against the Releasees. By signing this Agreement, Executive promises never to file or pursue a claim, lawsuit or any other complaint or charge asserting any of the claims, lawsuits, complaints or charges that are dealt with in this Agreement.

     10. LIMITATION ON BENEFITS. The provisions of this Section 10 shall become effective as of the Agreement Date.

          (a) It is the intention of the Executive, the Employers and Bourbon that no payments by Bourbon or the Employers to or for the benefit of the Executive shall be non-deductible to the Employers or Bourbon by reason of the operation of Section 280G of the Code, relating to parachute payments. It is the intention of the parties that the amount to be paid to the Executive under this Agreement shall be not greater than the maximum amount which may be paid to Executive without causing any portion of such payment to be non-deductible to the Employers or Bourbon by reason of the operation of Section 280G of the Code.

          (b) In the event of an assertion by the Internal Revenue Service against the Employers, Bourbon or the Executive that all or any portion of a payment hereunder is in excess of the maximum amount which may be paid to Executive without giving rise to an excise tax or denial of a deduction under 280G (such excess amount hereafter referred to as an "Impermissible Payment"), and the party that is the subject of the assertion believes that the assertion has a high probability of success, or the IRS continues to make such assertion after a reasonable rebuttal, such Impermissible Payments shall be treated for all purposes as a loan ab initio which the Executive shall repay to Bourbon
                         -- ------
together with interest at the applicable federal rate provided for in Section 1274(d) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Executive to Bourbon if and to the extent such deemed loan and payment would not eliminate the excise tax or denial of deduction for the party that is the subject of the assertion.

     11. REPRESENTATIONS AND WARRANTIES. The parties hereto represent and warrant to each other that they have carefully read this Agreement and consulted with respect thereto with their respective counsel, and that each of them fully understands the content of this Agreement and its legal effect. Each party hereto also represents and warrants that this Agreement is a legal, valid and binding obligation of such party which is enforceable against such party in accordance with its terms.

     12. SUCCESSORS AND ASSIGNS. This Agreement will inure to the benefit of, and be binding upon, the Executive and her heirs and assigns, and upon the Employers and Bourbon, including any successor to any of them by merger or consolidation or any other change in form or any other person or firm or corporation to which all or substantially all of the assets and business may be sold or otherwise transferred. This Agreement may not be assigned by any party hereto without the consent of the other parties.

     13. NOTICES. Any communication to a party required or permitted under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may, by written notice, specify to the other party or parties, as applicable:

         If to the Executive:

                  Betty J Long
                  750 Sand Piper Court
                  Lexington, Kentucky  40505


         If to Bourbon:

                  Bourbon Bancshares, Inc.
                  4th and Main Streets
                  P.O. Box 157
                  Paris, Kentucky 40362-0157
                  Attention:  Buckner Woodford

     14. ENTIRE AGREEMENT; SEVERABILITY.

          (a) This Agreement contains the entire agreement of the parties relating to the subject matter hereof and shall supersede in its entirety any and all prior agreements or understandings, whether written or oral, between the Employers and the Executive relating to the subject matter hereof, other than those agreements expressly set forth in Section 4 or Section 8(b) of this Agreement. In reaching this Agreement, no party has relied upon any representation or promise except those set forth herein.

          (b) Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as it is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

     15. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a wavier of such term, covenant or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

     16.   COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

     17. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of The Commonwealth of Kentucky applicable to agreements made and to be performed entirely within such jurisdiction.

     18. HEADINGS. The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

     19. AMENDMENT. This Agreement may not be amended in any respect except by means of a written agreement duly executed by the Executive and by an authorized officer of each of Bourbon, the Bank and Kentucky First.


     IN WITNESS WHEREOF, each of the undersigned has entered into this Agreement as of the day and year first above written.



         EXECUTIVE                               BOURBON BANCSHARES, INC.

                                                 By:
         ------------------------------             ---------------------------
         Betty J. Long                              Name:  Buckner Woodford
                                                    Title:  CEO

                                                 BOURBON ACQUISITION CORP.


                                                 By:___________________________
                                                    Name:  Buckner Woodford
                                                    Title:  _______________


                                                 KENTUCKY FIRST
                                                 BANCORP, INC.



                                                 By:
                                                 Name: ________________________
                                                 Title:________________________

                                                 FIRST FEDERAL SAVINGS
                                                 BANK, CYNTHIANA,
                                                 KENTUCKY


                                                 By:
                                                 Name: ________________________
                                                 Title:________________________

                                     ANNEX C

                             MANAGEMENT STOCKHOLDERS
                             -----------------------

                                     ANNEX C


     The following is a list of the Management Stockholders of Kentucky First:

Betty J. Long
William D. Morris
Luther O. Beckett
Milton G. Rees
John Swinford
Diane Ritchie
Wilbur Wilson
Charles S. Brunker
Kevin Tolle
Robbie Cox

                                     ANNEX D

          (i) Kentucky First is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (ii) First Federal is a Federal savings bank validly existing and in good standing under the laws of the United States.

          (iii) First Federal is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

          (iv) Kentucky First and First Federal have the requisite corporate power and authority to enter into the Merger Agreement and to perform their obligations thereunder.

          (v) The execution and delivery of the Merger Agreement by Kentucky First and First Federal, and the consummation by Kentucky First and First Federal of the transactions provided for therein, have been duly authorized by all requisite corporate action on the part of Kentucky First and First Federal.

          (vi) The Merger Agreement has been duly executed and delivered by Kentucky First and First Federal and is a valid and binding obligation of Kentucky First and First Federal enforceable against Kentucky First and First Federal, respectively, in accordance with its terms.

          (vii) As of the date hereof and before giving effect to the transactions contemplated by the Merger Agreement, (1) the authorized capital stock of Kentucky First consists of (a) 3,000,000 shares of Common Stock, par value $0.01 per share, of which 882,613 shares are issued and outstanding (the "Outstanding Shares"), and (b) 500,000 shares of Series Preferred Stock, par value $1.00 per share, none of which are issued and outstanding; (2) all of the Outstanding Shares have been validly issued and are fully paid and non-assessable; and (3) ________ shares of Common Stock are subject to options that are currently or will be exercisable at or before the Effective Time.

          (viii) As of the date hereof and before giving effect to the transactions contemplated by the Merger Agreement, (1) the authorized capital stock of First Federal consists of (a) 3,000,000 shares of Common Stock, par value $0.01 per share, of which ______ shares are issued and outstanding (the "First Federal Outstanding Shares"), and (b) 500,000 shares of Series Preferred Stock, par value $.01 per share, none of which are issued and outstanding; (2) all of the First Federal Outstanding Shares have been validly issued and are fully paid and non-assessable; and (3) Kentucky First is the record and beneficial owner of all shares of the capital stock of First Federal.

          (ix) The execution, delivery and performance of the Merger Agreement by Kentucky First and First Federal does not, and the consummation of the transactions contemplated thereby by Kentucky First and First Federal does not and will not (1) violate any Law (as defined below) that is applicable to Kentucky First or First Federal, which violation would have a Material Adverse Effect on Kentucky First and the Kentucky First Subsidiaries; or (2) violate the Certificate of Incorporation, Articles of Incorporation, Charter, or Bylaws of Kentucky First or the Bank.

          (x) Except for the filing of a certificate of merger with the Secretary of State for the State of Delaware, no consent or approval, and no registration or filing with, any governmental agency, authority or other governmental unit is required, under any Law applicable to Kentucky First or First Federal, other than such consents and approvals as have been obtained, for Kentucky First or First Federal to consummate the transactions provided for in the Merger Agreement.

          (xi) To our actual knowledge, except as Disclosed, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, now pending or threatened, against Kentucky First or any Kentucky First Subsidiary which, if adversely determined, would have a Material Adverse Effect on Kentucky First or any Kentucky First Subsidiary whether or not the Merger is consummated.

          (xii) To our actual knowledge, there is no action, suit or proceeding pending against Kentucky First or First Federal which questions the validity of the Merger Agreement or of any action taken or to be taken by Kentucky First or First Federal pursuant to the Merger Agreement.

          Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of Kentucky First or the Kentucky First Subsidiaries or appropriate governmental officials, (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the legal opinion of legal counsel duly licensed in such states, or, with Bourbon's permission, assume the laws of such state are the same as the laws of such state in which they are licensed, (iii) incorporate, be guided by, and be interpreted in accordance with, the relevant sections (other than Section 10) of the Legal Opinion Accord of the ABA Section of Business Law (1991) (the "Accord"); and (iv) be subject to all of the assumptions, qualifications, limitations and statements as to documents reviewed as are customary in opinions rendered in transactions of this nature. In lieu of being guided by and interpreted in accordance with Section 10 of the Accord, such opinion may state that while counsel expresses no opinion as to the remedies conferred by the Agreement, or the remedy which any court, governmental body or agency, or arbitrator may grant, impose or render, the Agreement contains certain remedies which are recognized under Delaware law and which under certain circumstances (such as the existence of a material breach and pursuit of a remedy which is not deemed unconscionable or otherwise against public policy) would be available to Bourbon and Merger Subsidiary. Without limiting the generality of the foregoing, no opinion will be expressed as to the enforceability or recognition under the laws of the State of Delaware of (i) provisions related to waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, liability limitations with respect to third parties, releases or waivers of legal or equitable rights, discharge or waivers of defenses or liquidated damages, or (ii) provisions related to choice of governing laws, which may be qualified by judicial decisions. As used herein, "Law" shall mean all corporate laws and regulations of the State of Delaware and the laws and regulations of the United States of America involving securities or savings and loan associations, or their holding companies or the business of savings and loan associations and their holding companies in general.

                                    ANNEX E

          (i) Bourbon is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky.

          (ii) Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (iii) The execution and delivery of the Merger Agreement by Bourbon and Merger Subsidiary, and the consummation by Bourbon and Merger Subsidiary of the transactions provided for therein, have been duly authorized by all requisite corporate action on the part of Bourbon and Merger Subsidiary.

          (iv) The Merger Agreement has been duly executed and delivered by Bourbon and Merger Subsidiary and is a valid and binding obligation of Bourbon and Merger Subsidiary enforceable against Bourbon and Merger Subsidiary in accordance with its terms.

          (v) The execution, delivery and performance of the Merger Agreement by Bourbon and Merger Subsidiary does not, and the consummation of the transactions contemplated thereby by Bourbon and Merger Subsidiary does not and will not (i) violate any Law that is applicable to Bourbon or Merger Subsidiary, which violation would have a Material Adverse Effect on Bourbon; or (ii) violate the Articles of Incorporation or Bylaws of Bourbon or Certificate of Incorporation or Bylaws of Merger Subsidiary.

          (vi) Except for the filing of certificate of merger with the Secretary of State for the State of Delaware in accordance with the Merger Agreement, no consent or approval under any Law applicable to Bourbon, other than such consents and approvals as have been obtained, for Bourbon to consummate the transactions provided for in the Merger Agreement.

     Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of Bourbon or the Merger Subsidiary or appropriate governmental officials, (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the legal opinion of legal counsel duly licensed in such states, or, with Kentucky First's permission, assume the laws of such state are the same as the laws of such state in which they are licensed and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991). The General Qualifications of the Legal Opinion Accord of the ABA Section of Business Law (1991) shall apply to each of the opinions set forth above. As used herein, "Law" shall mean all corporate laws and regulations of the State of Kentucky and the laws and regulations of the United States of America involving securities or bank holding companies or the business of banking in general.